                                  EXHIBIT 4.1
                                  -----------



                                LOAN AGREEMENT


                          DATED AS OF APRIL 26, 1996


                                     AMONG

                       MISSISSIPPI CHEMICAL CORPORATION
                      MISSISSIPPI PHOSPHATES CORPORATION
                           MISSISSIPPI POTASH, INC.
                              MCC PIPELINE, INC.


                                      AND

                        NATIONSBANK OF TENNESSEE, N.A.
                                   AS AGENT


                                      AND

                            THE BANKS NAMED HEREIN

                               TABLE OF CONTENTS

     Page
     ----
ARTICLE I      DEFINITIONS AND ACCOUNTING TERMS                              1

     1.1       Definitions                                                   1
     1.2       Accounting Terms                                             16
     1.3       Other Definitional Provisions                                16

ARTICLE II     LOANS                                                        16

     2.1       Syndicated Loans                                             16
     2.2       Syndicated Loan Advances                                     17
     2.3       Repayment                                                    19
     2.4       Interest                                                     19
     2.5       Syndicated Notes                                             20
     2.6       Swingline Loans                                              20
     2.7       Letters of Credit                                            21
     2.8       Conditions of Lending                                        24
     2.9       Fees                                                         25
     2.10      Reduction of Commitment                                      27
     2.11      Liability                                                    27

ARTICLE III    ADDITIONAL PROVISIONS REGARDING LOANS AND
               LETTERS OF CREDIT                                            28

     3.1       Default Rate                                                 28
     3.2       Prepayments                                                  28
     3.3       Conversion                                                   29
     3.4       Illegality, etc.                                             29
     3.5       Increased Costs and Reduced Return                           30
     3.6       Compensation                                                 31
     3.7       Taxes                                                        32
     3.8       Change of Lending Office                                     33
     3.9       Late Payment Fee                                             34
     3.10      Payments and Computations                                    34
     3.11      Replacement or Removal of Bank                               34

ARTICLE IV     CONDITIONS PRECEDENT TO INITIAL LOANS                        35

     4.1       Executed Loan Documents                                      35
     4.2       No Default; Representations and Warranties                   35
     4.3       Opinion of Counsel                                           35
     4.4       Corporate Documents                                          36
     4.5       Termination of Existing Agreements                           36

ARTICLE V      REPRESENTATIONS AND WARRANTIES                               36

     5.1       Organization and Power; Qualification; Good Standing;
               Subsidiaries                                                 36
               5.1.1  Organization and Power                                36
               5.1.2  Qualification; Good Standing                          36
               5.1.3  Subsidiaries                                          37
     5.2       Authorization of Borrowing; No Conflicts; Binding
               Obligations; etc.                                            37
               5.2.1  Authorization of Borrowing                            37
               5.2.2  No Conflicts                                          37
               5.2.3  Governmental Consents                                 37
               5.2.4  Binding Obligation                                    37
     5.3       Financial Condition; No Changes                              37
               5.3.1  Financial Statements                                  37
               5.3.2  Contingent Obligations                                38
               5.3.3  No Material Adverse Change                            38
               5.3.4  Restricted Payments                                   38
     5.4       Title to Properties; Liens                                   38
     5.5       Litigation                                                   38
     5.6       Compliance with Law                                          38
     5.7       Payment of Taxes                                             39
     5.8       Contractual Obligations: Performance                         39
               5.8.1  Contractual Obligations                               39
               5.8.2  Performance                                           39
     5.9       Environmental Protection                                     39
     5.10      Employee Benefit Plans                                       40
     5.11      Certain Fees                                                 40
     5.12      Defaults                                                     40
     5.13      Disclosure                                                   40
     5.14      Margin Stock                                                 41
     5.15      Investment Company Act; Public Utility Holding Company Act   41

ARTICLE VI     AFFIRMATIVE COVENANTS                                        41

     6.1       Financial Statements and Other Reports                       41
     6.2       Corporate Existence, etc.                                    43
     6.3       Payment of Taxes and Claims                                  44
     6.4       Maintenance of Properties; Insurance                         44
     6.5       Inspection                                                   44
     6.6       Security for Obligations                                     44
     6.7       Compliance with Laws, etc.                                   45
     6.8       Pari Passu                                                   45

ARTICLE VII    NEGATIVE COVENANTS                                           45

     7.1       Liens                                                        45
     7.2       Investments                                                  46
     7.3       Contingent Obligations                                       47
     7.4       Restricted Payments                                          48

     7.5       Financial Covenants                                                   48
               7.5.1   Consolidated Tangible Net Worth                               48
               7.5.2   Consolidated Funded Indebtedness to Consolidated Capital      48
               7.5.3   Consolidated Funded Indebtedness to Consolidated EBITDA       48
               7.5.4   Consolidated EBIT to Consolidated Total Interest Expense      49
               7.5.5   Capital Expenditures                                          49
     7.6       Restrictions on Fundamental Changes; Acquisitions                     49
     7.7       ERISA                                                                 49
     7.8       Transactions with Shareholders and Affiliates                         50
     7.9       Subsidiary Securities                                                 50
     7.10      Indebtedness                                                          50
     7.11      Subsidiary Formation; Restrictions on Subsidiary Dividends            50
     7.12      Independence of Covenants                                             51

ARTICLE VIII   EVENTS OF DEFAULT                                                     51

     8.1       Events of Default                                                     51
               8.1.1   Failure to Make Payments When Due                             51
               8.1.2   Default in Other Agreements                                   51
               8.1.3   Breach of Certain Covenants                                   51
               8.1.4   Warranty                                                      51
               8.1.5   Other Defaults under this Loan Agreement                      51
               8.1.6   Involuntary Bankruptcy; Appointment of Receiver, etc.         52
               8.1.7   Voluntary Bankruptcy: Appointment of Receiver, etc.           52
               8.1.8   Judgments and Attachments                                     52
               8.1.9   Change of Control                                             52
               8.1.10  Condemnations and Seizures                                    52
               8.1.11  Dissolution                                                   52
               8.1.12  Unfunded ERISA Liabilities                                    52

ARTICLE IX     AGENCY PROVISIONS                                                     54

     9.1       Appointment                                                           54
     9.2       Delegation of Duties                                                  54
     9.3       Exculpatory Provisions                                                54
     9.4       Reliance on Communications                                            54
     9.5       No Default                                                            55
     9.6       Non-Reliance on Agent and Other Banks                                 55
     9.7       Indemnification                                                       56
     9.8       Agent in its Individual Capacity                                      56
     9.9       Successor Agent                                                       56

ARTICLE X      MISCELLANEOUS                                                         56

     10.1      Notices                                                               56
     10.2      Right of Set-Off                                                      57
     10.3      Participations and Assignments                                        57
     10.4      No Waiver; Remedies Cumulative                                        60
     10.5      Payment of Expenses, etc.                                             60

     10.6      Amendments, Waivers and Consents                                      60
     10.7      Counterparts                                                          61
     10.8      Headings                                                              61
     10.9      Survival                                                              61
     10.10     Calculations; Computations                                            61
     10.11     Governing Law; Submission to Jurisdiction; Venue                      61
     10.12     Severability                                                          62
     10.13     Entirety                                                              62
     10.14     Survival                                                              62
     10.15     Pro Rata, Sharing                                                     62
     10.16     Indemnity                                                             62
     10.17     Change in Accounting Principles                                       64

                                    EXHIBITS


     Exhibit 1.1       Compliance Certificate
     Exhibit 2.2       Notice of Borrowing
     Exhibit 2.5       Syndicated Notes
     Exhibit 2.6       Swingline Note
     Exhibit 2.7       Existing Letters of Credit
     Exhibit 4.3       Opinion of Counsel
     Exhibit 5.1.3     Subsidiaries
     Exhibit 5.3.2     Farmland MissChem Project Contingent Obligations
     Exhibit 5.3.4     Pre-Closing Restricted Payments
     Exhibit 5.5       Litigation
     Exhibit 5.8.1     Contractual Obligations
     Exhibit 10.3      Assignment and Acceptance

                                LOAN AGREEMENT


     THIS LOAN AGREEMENT, dated as of April 26, 1996 (the "Loan Agreement"), is
                                                           --------------
by and among Mississippi Chemical Corporation, a Mississippi corporation, Mississippi Phosphates Corporation, a Delaware corporation, Mississippi Potash, Inc., a Mississippi corporation, and MCC Pipeline, Inc., a Mississippi corporation (individually a "Borrower" and collectively the Borrowers"); the
                             --------                       ---------
various banks and lending institutions on the signature pages hereto together with all assignees of such banks and lending institutions under Section 10.3(b) hereof (each a "Bank" and collectively, the "Banks"); NationsBank of Tennessee,
                ----                         -----
N.A., as the Swingline bank (in such capacity, together with its successors in such capacity, the "Swingline Bank"); NationsBank of Tennessee, N.A., a national
                    --------------
banking association, as agent for the Banks (in such capacity, the "Agent").
                                                                    -----

     WHEREAS, the Borrowers have requested that the Banks provide
$125,000,000.00 in credit facilities for the purposes hereinafter set forth;

     WHEREAS, the Banks have agreed to provide the requested credit facilities, and the Agent has accepted its duties hereunder, on the terms and conditions hereinafter set forth;

     NOW THEREFORE, IT IS AGREED:


                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS
                       --------------------------------

     1.1    Definitions.  As used herein, the following terms shall have the
            -----------
meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

            "Acquisition" means any transaction, or any series of related
            -----------
     transactions, by which any Person, in the transaction or as of the most recent transactions in a series of transactions, directly or indirectly:
     (a) acquires any going concern or all or a substantial part of the assets of any corporation, partnership or other entity or any division of any such entity; or (b) any such entity or any division of such an entity becomes a Subsidiary of such Person.

            "Adjusted Eurodollar Rate" means for the Interest Period for each
            ------------------------
     Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate equal to the per annum rate obtained by dividing (a) the rate of interest determined by the Agent to be the average (rounded upward to the nearest whole multiple of 1/16 of l% per annum, if such average is not such a multiple) of the per annum rates at which deposits in U.S. dollars are offered to the Agent in the London interbank eurodollar market at 11:00 a.m. (London time) (or as soon thereafter as is practicable), in each case two Business Days before the first day of such Interest Period in an amount substantially equal to such Eurodollar Loan comprising part of such borrowing (including conversions, extensions and renewals)
     and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Adjusted Eurodollar Reserve Percentage, if any, for such Interest Period. As used herein, "Adjusted Eurodollar Rate Reserve
                                       --------------------------------
     Percentage" for the Interest Period for each Eurodollar Loan comprising
     ----------
     part of the same borrowing (including conversions, extensions and renewals), means the percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including eurocurrency liabilities, as such term is defined in Regulation D (or with respect to any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined), having a term equal to the Interest Period for which such Adjusted Eurodollar Reserve Percentage is determined.

            "Affiliate" means as to any Person (A) any Person which, directly,
             ---------
     or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, or (B) any Person who is a director or executive officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (A) above. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (i) to vote or direct the voting of more than five percent (5%) of the outstanding shares of voting stock of such Person, or
     (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. In no event shall any of the Banks be deemed to be an Affiliate of the Borrower.

            "Agent" means NationsBank of Tennessee, N.A. in its capacity as
             -----
     agent for the Banks pursuant to Article IX hereof, and not in its individual capacity as a Bank, the Swingline Bank, or the Letter of Credit Bank, and any successor agent appointed pursuant to Article IX.

            "Applicable Base Rate Margin" means as of the Closing Date through
             ---------------------------
     June 30, 1996, 0.0 percent (0%) per annum, and thereafter one-eighth of one percent (0.125%) per annum; provided however, that during any fiscal
                                 ----------------
     quarter of the Borrowers where MCC and its Subsidiaries shall have satisfied the Consolidated Funded Indebtedness to Consolidated EBITDA Ratio test indicated in the table below, the Applicable Base Rate Margin for the Effective Period (as defined below) shall be the percentage rate per annum set forth opposite the appropriate test in the table below:

     Consolidated Funded Indebtedness to          Applicable Base Rate Margin
     -----------------------------------          ---------------------------
     Consolidated EBITDA
     -------------------
     Greater than 3.0 to 1.0                                .125% per annum

     Equal to or Less than 3.0:1.0                         0.00% per annum

     The Consolidated Funded Indebtedness to Consolidated EBITDA Ratio shall be confirmed by the Agent on the basis of the Compliance Certificates delivered pursuant to Paragraph 6.1(c), the quarter-annual consolidated financial statements of MCC and its Subsidiaries delivered to the Agent and Banks pursuant to Paragraph 6.1(a), and year end consolidated financial statements delivered pursuant to Paragraph 6.1(b). The "Effective Period" shall be the period commencing after review and approval of such Compliance Certificate computations by the Agent (which review shall be completed within three (3) Business Days following delivery to the Agent of the Compliance Certificate and financial statements of MCC and its Subsidiaries pursuant to Section 6.1), which Certificate and financial statements indicate that the applicable test set forth above has been satisfied for the immediately preceding fiscal quarter. If the Borrowers fail to timely furnish to Agent any financial statements and related Compliance Certificate as required by this Loan Agreement, then the maximum Applicable Base Rate Margin shall apply from the date those financial statements and the related Compliance Certificate are required to be delivered and shall remain in effect until the Borrowers furnish them to the Agent and the same are reviewed by the Agent.

            "Applicable Eurodollar Rate Margin" means as of the Closing Date
             ---------------------------------
     through June 30, 1996, one-half of one percent (0.5%) per annum, and thereafter one and three-quarters percent (1.75%) per annum; provided
                                                                  --------
     however, that during any fiscal quarter of the Borrowers where MCC and its
     -------
     Subsidiaries shall have satisfied the Consolidated Funded Indebtedness to Consolidated EBITDA Ratio test indicated in the table below, then the Applicable Eurodollar Rate Margin for the Effective Period (as defined below) shall be the percentage rate per annum set forth opposite the appropriate test in the table below:

     Consolidated Funded Indebtedness to                     Applicable Eurodollar Rate Margin
     -----------------------------------                     ---------------------------------
     Consolidated EBITDA
     -------------------
     Greater than 3.0 to 1.0                                              1.75% per annum

     Equal to or Less than 3.0:1.0 and Greater than 2.5:1.0               1.50% per annum

     Equal to or Less than 2.5:1.0 and Greater than 2.0:1.0               1.0% per annum

     Equal to or Less than 2.0:1.0 and Greater than 1.0:1.0               0.75% per annum

     Equal to or Less than 1.0:1.0                                        0.50% per annum

     The Consolidated Funded Indebtedness to Consolidated EBITDA Ratio shall be confirmed by the Agent on the basis of the Compliance Certificates delivered pursuant to Paragraph 6.1(c), the quarter-annual consolidated financial statements of MCC and its Subsidiaries delivered to the Agent and Banks pursuant to Paragraph 6.1(a), and year end consolidated financial statements delivered pursuant to Paragraph 6.1(b). The "Effective Period" shall be the period commencing after review and approval of such Compliance Certificate computations by the Agent (which review shall be completed within three (3) Business Days following delivery to the Agent of the Compliance Certificate and financial statements of MCC and its Subsidiaries pursuant to Section 6.1), which Certificate and financial statements indicate that the applicable test set forth above has been satisfied for the immediately preceding fiscal quarter. If the Borrowers fail to timely furnish to Agent any financial statements and related Compliance

     Certificate as required by this Loan Agreement, then the maximum Applicable Eurodollar Rate Margin shall apply from the date those financial statements and the related Compliance Certificate are required to be delivered and shall remain in effect until the Borrowers furnish them to the Agent and the same are reviewed by the Agent.

            "Assignment and Acceptance" means an Assignment and Acceptance
             -------------------------
     entered into between a Bank and an Eligible Assignee, in substantially the form of Exhibit 10.3.
             ------------

            "Base Rate" means, for any Interest Period or any other period, the
             ---------
     greater of either (i) the annual interest rate most recently publicly announced by Agent as its Prime Rate (which may not necessary represent the lowest or best rate actually charged to any customers) in effect at its principal office in Nashville, Tennessee, automatically fluctuating upward and downward as specified in each announcement without special notice to any Borrower or any other Person, or (ii) the sum of the Federal Funds Rate plus one-half of one percent per annum.

            "Base Rate Loan" means a Loan which bears interest based on the Base
             --------------
     Rate.

            "Business Day" means any day other than a Saturday, a Sunday, a
             ------------
     legal holiday in the States of Tennessee, North Carolina, or New York or a day on which banking institutions in such states are authorized by law or other governmental action to close except that, in the case of Eurodollar loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank Eurodollar market.

            "Capital Expenditures" for any period means the aggregate of all
             --------------------
     expenditures (including that portion of Capital Leases which is capitalized on the consolidated balance sheet of MCC and its Subsidiaries, but without duplication in the case of Capital Leases arising out of a sale-leaseback of property, plant or equipment previously acquired through Capital Expenditures by the Borrowers or their Subsidiaries) by the Borrowers and their Subsidiaries during that period that, in conformity with GAAP, have been or should have been included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrowers and their Subsidiaries, other than additions to property, plant or equipment arising out of the acquisition of the stock of any Person or of all or substantially all of the assets of any Person or of any division or business unit of any Person.

            "Capital Guideline" means any law, rule, regulation, policy,
             -----------------
     guideline or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful, and including, without limitation, any law, rule, regulation, governmental policy, guideline or directive contemplated by the report dated July, 1988 entitled "International Convergence of Capital Measurement and Capital Standards" issued by the Basle Committee on Banking Regulations and Supervisory Practices): (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of a bank's capital or similar matters, or
     (ii) affecting the amount of capital required to be obtained or maintained by the Banks or the manner in which the Banks allocate capital to any of their contingent liabilities (including letters of credit), advances, commitments, assets or liabilities.

          "Capital Lease" as applied to any Person, means any lease of any
           -------------
     property (whether real, personal or mixed) by that Person as lessee which would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.

          "Change of Control" means the occurrence, after the date of this Loan
           -----------------
     Agreement, of (i) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of MCC (or other securities convertible into such securities) representing more than 50% of the combined voting power of all securities of MCC entitled to vote in the election of directors; or (ii) commencing after the date of this Loan Agreement, individuals who at the beginning of this Loan Agreement were directors of MCC ceasing for any reason to constitute a majority of the Board of Directors of MCC unless the Persons replacing such individuals were nominated by the Board of Directors of MCC; or (iii) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of MCC (or other securities convertible into such securities) representing more than 50% of the combined voting power of all securities of MCC entitled to vote in the election of directors.

          "Closing Date" means the date on which this Loan Agreement is executed
           ------------
     and delivered and each of the conditions set forth in Article IV is satisfied.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
     to time.

          "Commitment" means for any Bank, such Bank's Three Year Commitment and
           ----------
     364 Day Commitment to make Syndicated Loans and to participate in Letter of Credit Obligations to the Borrowers hereunder, which Commitments together shall equal such Bank's Committed Amount.

          "Commitment Percentage" means, for any Bank, the proportion (stated as
           ---------------------
     a percentage) that its Commitment bears to the total Commitments of all Banks then in effect.

          "Committed Amount" means, for each Bank, the amount identified as its
           ----------------
     Committed Amount opposite such Bank's name on the signature pages hereto as such amount may be reduced pro rata based on reductions in the Maximum Commitment made in accordance with the terms hereof.

          "Compensation Notice" shall have the meaning given to such term in
           -------------------
     Section 3.11 hereof.

          "Compliance Certificate" means an Officer's Certificate in the form
           ----------------------
     attached hereto as Exhibit 1.1 demonstrating in such detail as the Agent
                        -----------
     may reasonably require the Borrowers' calculation of the Applicable Base Rate and Eurodollar Rate Margins and their compliance with the covenants set forth in Sections 2.4, 7.3, 7.4,
     7.5 and 7.10 hereof and delivered to the Banks by the Borrowers pursuant to
     Section 6.1(c).

          "Consolidated Capital" means, as to MCC and its Subsidiaries at any
           --------------------
     time of determination, the sum of their Indebtedness plus the difference between the sum of their capital stock, additional paid-in capital and retained earnings (or minus accumulated deficit) less treasury stock, all on a consolidated basis determined in accordance with GAAP.

          "Consolidated Depreciation and Amortization" means, for any period,
           ------------------------------------------
     the depreciation and amortization of MCC and its Subsidiaries on a consolidated basis determined in conformity with GAAP.

          "Consolidated EBIT" means, for any period, the Consolidated Net Income
           -----------------
     for such period plus (i) Consolidated Total Income Tax Expense, and (ii) Consolidated Total Interest Expense, in each case determined for such period on a consolidated basis in accordance with GAAP.

          "Consolidated EBITDA" means, for any period, the Consolidated Net
           -------------------
     Income for such period plus (i) Consolidated Total Income Tax Expense, (ii) Consolidated Depreciation and Amortization, and (iii) Consolidated Total Interest Expense, in each case determined for such period on a consolidated basis in accordance with GAAP.

          "Consolidated Funded Indebtedness" means, as at any date of
           --------------------------------
     determination, all Indebtedness of MCC and its Subsidiaries that has an original maturity in excess of one year plus the amount then outstanding under the 364 Day Facility.

          "Consolidated Funded Indebtedness to Consolidated EBITDA Ratio" means,
           -------------------------------------------------------------
     as of any fiscal quarter-end of MCC and its Subsidiaries, Consolidated Funded Indebtedness at the end of such fiscal quarter divided by Consolidated EBITDA for the four (4) quarter period ending on such fiscal quarter-end.

          "Consolidated Net Income" means, for any period, the net earnings (or
           -----------------------
     loss) of MCC and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, but excluding extraordinary items of gain and any taxes on such excluded gains as well as any extraordinary noncash losses resulting from a change in accounting principles, all as determined in conformity with GAAP.

          "Consolidated Tangible Net Worth" means, as at any date of
           -------------------------------
     determination, the sum of the capital stock (including nonredeemable preferred stock but subtracting treasury stock) and additional paid-in capital plus retained earnings (or minus accumulated deficit) of MCC and
             ----
     its Subsidiaries, on a consolidated basis determined in conformity with GAAP, minus intangible assets such as organization costs and franchise
           -----
     costs, intangible assets recorded in accordance with Financial Accounting Standards No. 87, deferred debits not relating to future tax benefits and all good will, trade names, trademarks, patents and other like intangibles.

          "Consolidated Total Income Tax Expense" means, for any period, the
           -------------------------------------
     total income tax expense of MCC and its Subsidiaries for such period, on a consolidated basis determined in accordance with GAAP.

          "Consolidated Total Interest Expense" means, for any period, total
           -----------------------------------
     interest expense of MCC and its Subsidiaries, on a consolidated basis determined in conformity with GAAP.

          "Consolidated Total Operating Lease Expense" means, for any period,
           ------------------------------------------
     total rental expense (excluding real estate taxes and other pass-through expenses) attributable to Operating Leases to which MCC and/or any of its Subsidiaries are a party, on a consolidated basis determined in accordance with GAAP for the immediately preceding fiscal year.

          "Contingent Obligation" as applied to any Person, means any direct or
           ---------------------
     indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another Person, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made, or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet, income or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation shall be equal to the amount of the obligation or portion thereof so guaranteed or otherwise supported.

          "Contractual Obligation" as applied to any Person, means any provision
           ----------------------
     of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "Current Assets" means, as at any date of determination, the total
           --------------
     assets of any Person which may properly be classified as current assets in conformity with GAAP.

          "Current Liabilities" means, as at any date of determination, the
           -------------------
     total liabilities of any Person which may properly be classified as current liabilities in conformity with GAAP.

          "Eligible Assignee"  means (A) a commercial bank organized under the
           -----------------
     laws of the United States, or any State thereof, and having a combined capital and surplus of at least $300,000,000.00; (B) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $300,000,000.00, provided that such bank is acting through a branch or agency located in the United States; (C) any Bank and any Affiliate of a Bank; and (D) any Federal Reserve Bank.

          "Environmental Laws" shall mean federal, state, local and foreign laws
           ------------------
     or regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, promulgated, approved or entered thereunder relating to: (i) pollution or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes ("Regulated Substances") into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemical or industrial wastes or Regulated Substances, and/or (iii) protection of workers from exposure to Regulated Substances. "Environmental Laws" shall include, without limitation, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act of 1986, the Emergency Planning and Community Right-to-Know Act and the Occupational Safety and Health Act, each as amended, and the regulations and interpretations issued thereunder.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended from time to time, and the regulations promulgated and the rulings issued thereunder.

          "ERISA Affiliate" as applied to any Person, means any trade or
           ---------------
     business (whether or not incorporated) which is a member of a group of which that Person is a member and which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code or is under common control within the meaning of Section 414(c) of the Code.

          "Eurodollar Loan" means a Loan which bears interest based on the
           ---------------
     Adjusted Eurodollar Rate.

          "Event of Default" has the meaning specified in Article VIII.
           ----------------

          "Facility" means the Three Year Facility or the 364 Day Facility, as
           --------
     the context may require, and "Facilities" means both the Three Year
                                   ----------
     Facility and the 364 Day Facility.

          "Farmland MissChem, Ltd." means that Trinidad limited liability
           -----------------------
     company equally owned between MCC and Farmland Industries, Inc. which was formed to develop and operate the Farmland MissChem Project.

          "Farmland MissChem Project" means that project commenced by Farmland
           -------------------------
     MissChem, Ltd. to develop an ammonia plant in Trinidad having a capacity to produce approximately 650,000 metric tons of ammonia per year.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded
           ------------------
     upward to the nearest 1/100th of 1% per annum, if such average is not such a multiple) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such date, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided
                                                                    --------
     that if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published, on such next succeeding Business Day, the Federal Funds Rate for such date shall be the average rate quoted to on such date on such transactions as determined by the Agent.

          "Financial Statements" means the audited consolidated financial
           --------------------
     statements of MCC and its Subsidiaries for the fiscal periods ended June 30, 1994 and June 30, 1995 and the unaudited consolidated interim financial statements of MCC and its Subsidiaries for the six months ended December 31, 1995.

          "Fiscal Year" means the fiscal year of the Borrowers ending on June 30
           -----------
     of each year.

          "GAAP" means, subject to the provisions of Section 10.17, generally
           ----
     accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board, and the American Institute of Certified Public Accountants and the Securities and Exchange Commission and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "Indebtedness" as applied to any Person, means (i) all indebtedness
           ------------
     for borrowed money, (ii) that portion of obligations with respect to Capital Leases which is capitalized on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, including, without limitation, any indebtedness evidenced by notes issued pursuant to note agreements or indentures, (iv) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is (x) due more than six months from the date of incurrence of the obligation in respect thereof, or (y) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any mortgage, pledge, Lien, security interest or vendor's interest under any conditional sale or other title retention agreement existing on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; provided, however, that Indebtedness shall not include trade payables, accrued expenses, deferred income taxes, deferred reclamation, and deferred workman's compensation liability, in each case arising in the ordinary course of business.

          "Interest Payment Date" means (a) as to Base Rate Loans, the last day
           ---------------------
     of each calendar quarter and the respective Termination Date applicable to such Loans and (b) as to Eurodollar Loans, the last day of each Interest Period for such Loan and the respective Termination Date applicable to such Loans; in addition, where the applicable Interest Period is more than 3 months, in the case of Eurodollar Loans, then also the date 3 months from the beginning of the Interest Period, and each 3 months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

          "Interest Period" means as to Eurodollar Loans, a period of one, two,
           ---------------
     three or six month's duration, as the Borrowers may elect; provided,
                                                                --------
     however, (i) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day),
     (ii) no Interest Period shall extend beyond the respective Termination Date applicable to such Loans, and (iii) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

          "Investment", as applied to any Person, means any direct or indirect
           ----------
     purchase or other acquisition by that Person of, or a beneficial interest in, any other Person, whether by the acquisition of Securities of that Person or otherwise, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person, including all indebtedness and accounts receivable from that other Person, which are not Current Assets or did not arise from sales or the providing of goods or services in the ordinary course of business. The amount of any Investment shall be the amount at which such Investment is carried on the books of the Borrowers in accordance with GAAP.

          "Letter of Credit Bank" means the issuer of a Letter of Credit, which
           ---------------------
     shall be NationsBank of Tennessee, N.A., its successors and assigns.

          "Letter of Credit Interest" means, for each Bank, such Bank's
           -------------------------
     participation interest (or, in the case of the Letter of Credit Bank, the Letter of Credit Bank's retained interest) in the Letter of Credit Bank's liability under Letters of Credit and such Bank's rights and interests in reimbursement obligations and fees, interest and other amounts payable in connection with Letters of Credit.

          "Letter of Credit Obligations" means, at any time, the sum of (a) the
           ----------------------------
     maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding plus (b) the aggregate
                                                       ----
     amount of all drawings under Letters of Credit honored by the Letter of Credit Bank and not theretofore reimbursed.

          "Letters of Credit" shall have the meaning given to such term in
           -----------------
     Section 2.7 hereof.

          "Lien" means any lien, mortgage, pledge, security interest, charge or
           ----
     encumbrance, of any kind to secure the payment, performance or discharge of any liability (as determined in accordance with GAAP) including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest.

          "Line of Business" means the fertilizer production business and the
           ----------------
     distribution of fertilizer.

          "Loan" or "Loans" means the Syndicated Loans and Swingline Loans,
           ----      -----
     collectively or individually, as appropriate.

          "Loan Agreement" means this Loan Agreement, as it may be amended,
           --------------
     restated or modified from time to time.

          "Loan Documents" means this Loan Agreement, the Notes, any Letters of
           --------------
     Credit, and any guaranty agreements hereafter executed with respect to the Obligations.

          "MCC" means Mississippi Chemical Corporation, a Mississippi
           ---
     corporation.

          "Majority Banks" means, at a particular time, any combination of Banks
           --------------
     holding at least either (a) more than 50% of all Commitments while there are no Obligations or Letter of Credit Obligations or (b) more than 50% of the Obligations (including the Letter of Credit Obligations) while there are any outstanding Obligations or Letters of Credit.

          "Maximum Commitment" means the sum of the Three Year Commitments and
           ------------------
     the 364 Day Commitments (initially the collective amount of $125,000,000.00), all as adjusted pursuant to the terms of this Loan Agreement and maturing on the respective Termination Dates for each Facility.

          "Moody's" means Moody's Investors Service, and any successor thereof.
           -------

          "Multiemployer Plan" means a "multiemployer plan" as defined in
           ------------------
     Section 4001(a)(3) of ERISA which is maintained for employees of any Borrower or any ERISA Affiliate of a Borrower.

          "Notes" means a collective reference to the Syndicated Notes and the
           -----
     Swingline Note, as modified, renewed, and extended from time to time.

          "Notice of Borrowing" shall have such meaning as provided in Section
           -------------------
     2.2(a).

          "Notice of Conversion" shall have such meaning as provided in Section
           --------------------
     3.3.

          "NSI" means NSI Land Corporation.
           ---

          "Obligations" means all obligations of every nature of any Borrower
           -----------
     from time to time owed to the Agent, any Bank, or NationsBanc Capital Markets, Inc. under this Loan Agreement and the Notes (including all Letter of Credit Obligations), whether principal, interest, fees, costs, attorneys fees or otherwise, and including the reimbursement of the Agent and the Banks on demand for out-of-pocket expenses and costs and the reasonable fees and expenses of Agent's counsel in connection with preparing or amending this Loan Agreement and the documents required hereunder and the reasonable fees of Agent's and Banks' respective counsel in enforcing this Loan Agreement, the Notes and any related documents.

          "Officer's Certificate" means a certificate executed on behalf of the
           ---------------------
     Borrowers by MCC by and through its Vice President-Finance, its Treasurer or its Controller.

          "Operating Lease" means, as applied to any Person, any lease of any
           ---------------
     property (whether real, personal or mixed) which is not a Capital Lease, other than any such lease under which that Person is the lessor.

          "Other Taxes" shall have such meaning as provided in Section 3.7.
           -----------

          "Pension Plan" means any employee pension plan which is subject to the
           ------------
     provisions of Title IV of ERISA and which is maintained for employees of the Borrowers or any ERISA Affiliate of the Borrowers, other than a Multiemployer Plan.

          "Person" means and includes natural persons, corporations, limited
           ------
     liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "Potential Default" means a condition or event which, after notice or
           -----------------
     lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

          "Quarterly Dates" means the first day of each April, July, October or
           ---------------
     January, the first of which shall be April 1, 1996.

          "Quarterly Period" means (a) the period from the Closing Date to the
           ----------------
     next succeeding Quarterly Date and (b) thereafter, any period from the first day after a Quarterly Date to the next succeeding Quarterly Date.

          "Regulation D" means Regulation D of the Board of Governors of the
           ------------
     Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation G" means Regulation G of the Board of Governors of the
           ------------
     Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "Regulation U" means Regulation U of the Board of Governors of the
           ------------
     Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "Regulation X" means Regulation X of the Board of Governors of the
           ------------
     Federal Reserve System as from to time in effect and any successor to all or a portion of establishing margin requirements.

          "Replacement Bank" shall have the meaning given to such term in
           ----------------
     Section 3.11 hereof.

          "Requisite Banks" means, at any time of determination, Banks holding
           ---------------
     eighty percent (80%) or more of the Three Year Commitments when the amounts outstanding under the Three Year Facility (including all Letter of Credit Obligations) as of the prior month's end exceed Forty-Two Million Five Hundred Thousand Dollars ($42,500,000.00) or Banks holding seventy percent (70%) or more of the Three Year Commitments when the amounts outstanding under the Three Year Facility (including all Letter of Credit Obligations) as of the prior month's end equal or are less than Forty Two Million Five Hundred Thousand Dollars ($42,500,000.00)

          "Restricted Payment" means (i) any dividend or other distribution,
           ------------------
     direct or indirect, on account of any shares of any class of stock of any Borrower or any of their Subsidiaries now or hereafter outstanding, except
     (A) dividends payable by a Subsidiary of a Borrower to such Borrower or to another Subsidiary of such Borrower, (B) dividends payable solely in shares of capital stock of a Borrower, and (C) dividends or other distributions of Shareholder Rights; and (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of a Borrower now or hereafter outstanding, or of any Shareholder Rights, except (A) acquisitions of shares of capital stock of any Borrower issued under such Borrowers' employee stock plans solely in exchange for the indebtedness of the trustee under such plans to such Borrower, (B) acquisitions of shares of capital stock of any Borrower in exchange for shares of another class of capital stock of the Borrowers, including any such acquisition in which cash is paid in lieu of fractional shares, and (C) redemptions, purchases or acquisitions for value of Shareholder Rights.

          "S&P" means Standard & Poors Ratings Services, a division of McGraw-
           ---
     Hill Companies, and any successor thereof.

          "Securities" means any stock, shares, voting trust certificates,
           ----------
     certificates of interest or participation in any profit-sharing agreement, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "Shareholder Right" means a right distributed to holders of the
           -----------------
     Borrowers' common stock pursuant to a shareholders' rights plan adopted by the Board of Directors of the Borrowers which is more fully described in the Borrowers' Prospectus dated August 18, 1994, copies of which have been provided to the Agent.

          "Subordinated Indebtedness" means all Indebtedness incurred at any
           -------------------------
     time by a Borrower or the Borrowers, so long as that Indebtedness (a) has a maturity beyond the then Three Year Facility Termination Date, (b) allows no principal payments thereon prior to the then latest Three Year Facility Termination Date in effect on the date the Subordinated Indebtedness is incurred, (c) allows interest payments thereon only so long as there is no Event of Default or Potential Default in existence hereunder, (d) is unsecured, (e) contains standstill provisions which either prevent suit and any other remedial actions by the holder thereof during the term of this Agreement or contains waiting periods otherwise acceptable to the Majority Banks, and (f) is upon such other terms and conditions as are reasonably acceptable to the Majority Banks.

          "Subsidiary" means any corporation, association or other business
           ----------
     entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Swingline Bank" means NationsBank of Tennessee, N.A., together with
           --------------
     its successors and assigns in such capacity.

          "Swingline Request Notice" shall have the meaning as provided in
           ------------------------
     Section 2.6.

          "Swingline Sublimit" means those optional loans made by the Swingline
           ------------------
     Bank pursuant to Section 2.6 in an aggregate amount at any one time outstanding up to but not to exceed $5,000,000.

          "Swingline Loans" means the Swingline loans provided pursuant to
           ---------------
     Section 2.6.

          "Swingline Note" means the promissory note of the Borrowers in favor
           --------------
     of the Swingline Bank evidencing the Swingline Loans and provided in accordance with Section 2.6.

          "Syndicated Loans" means syndicated revolving credit loans made
           ----------------
     pursuant to Section 2.1, including both the Three Year Facility and the 364 Day Facility.

          "Syndicated Note" or "Syndicated Notes" means the promissory notes of
           ---------------      ----------------
     the Borrowers in favor of each Bank evidencing the Syndicated Loans and provided in accordance with Section 2.5, collectively or individually, as appropriate, as such promissory notes may be amended, modified, supplemented or replaced from time to time.

          "Taxes" shall have such meaning as provided in Section 3.7.
           -----

          "Termination Dates" means with respect to the Three Year Facility and
           -----------------
     related Commitments, the date of April 26, 1999, and with respect to the 364 Day Facility and related Commitments, the date of April 25, 1997; provided, however, such dates may be extended for periods of one (1) year
     --------  -------
     and 364 days, respectively, as may be requested of the Banks by written notice from MCC to the Agent at least thirty days (but not more than sixty days) prior to April 26 of each year. The Termination Date for the Three Year Facility and the 364 Day Facility may be extended as to all Banks only if all Banks unanimously agree; provided, with respect to the Three Year
                                     --------
     Facility, if at least five days prior to April 26 of any year the Borrowers receive written acceptance of their request from the Requisite Banks, the Termination Date for the Three Year Commitment will be extended as to those Banks who accept the request of the Borrowers but will not be extended as to any other Banks; and provided
                                                                   --------
     further, with respect to the 364 Day Facility, if at least five days prior
     -------
     to the expiration of the Termination Date for the 364 Day Commitment the Borrowers receive written acceptance of their request from the Majority Banks, the Termination Date for the 364 Day Commitment will be extended as to those Banks who accept the request of the Borrowers but shall not be extended as to any other Banks. To the extent that the Termination Date for any Commitment(s) then in effect is not extended as to any Bank pursuant to this method or by other prior written agreement executed by such Bank on or before such Termination Date, the Commitment of such Bank which is not extended shall automatically terminate in whole on such unextended Termination Date without any further notice or other action by the Borrowers, such Bank or any other Person. It is understood that no Bank shall have any obligation whatsoever to agree to any request made by the Borrowers for the extension of the Termination Dates for the Commitments.

          "Termination Effective Date" shall have the meaning given to such term
           --------------------------
     in Section 3.11 hereof.

          "Termination Event" means: (a) a "Reportable Event" described in
           -----------------
     Section 4043 of ERISA and the regulations issued thereunder; or (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in
     Section 4001(a)(2) of ERISA; or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan; or (g) the imposition of a Lien pursuant to Section 412 of the IRC or Section 302 of ERISA; or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA; or
     (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

          "Three Year Commitment" means, with respect to any Bank at any time,
           ---------------------
     the amount set forth opposite such Bank's name on its signature page hereto under the caption "Three Year Commitment" or, if such Bank has entered into one or more Assignments and Acceptances, the amount set forth for such Bank at such time in the Register maintained with the Agent pursuant to Section
     10.3 as such Bank's Three Year Commitment, as such amount may be reduced at or prior to such time pursuant to the terms hereof.

          "Three Year Facility" means that revolving credit facility established
           -------------------
     by the Banks under Section 2.1 hereof in the initial aggregate principal amount of Eighty-Five Million Dollars ($85,000,000.00) which has a Termination Date on the third anniversary of the Closing Date, subject to extension as herein set forth.

          "364 Day Commitment" means, with respect to any Bank at any time, the
           ------------------
     amount set forth opposite such Bank's name on its signature page hereto under the caption "364 Day Commitment" or, if such Bank has entered into one or more Assignments and Acceptances, the amount set forth for such Bank at such time in the Register maintained with the Agent pursuant to Section
     10.3 as such Bank's 364 Day Commitment, as such amount may be reduced at or prior to such time pursuant to the terms hereof.

          "364 Day Facility" means that revolving credit facility established by
           ----------------
     the Banks under Section 2.1 hereof in the initial aggregate principal amount of Forty Million Dollars ($40,000,000.00) which has a Termination Date that is 364 days after the Closing Date, subject to extension as herein set forth.

     1.2  Accounting Terms.  For purposes of this Loan Agreement, all accounting
          ----------------
terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

     1.3  Other Definitional Provisions.  References to "Articles," "Sections"
          -----------------------------
and "Subsections" shall be to Articles, Sections and Subsections, respectively, of this Loan Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                                   ARTICLE II

                                     LOANS
                                     -----

     2.1  Syndicated Loans.  Subject to and upon the terms and conditions and
          ----------------
relying upon the representations and warranties herein set forth, each Bank severally agrees, at any time and from time to time from the Closing Date until the respective Termination Dates, to make revolving credit loans (each a

"Syndicated Loan" and, collectively, "Syndicated Loans") to the Borrowers
- ----------------                      ----------------
jointly and severally under its Three Year Commitment and 364 Day Commitment for the general corporate purposes of the Borrowers; provided, however, none of the
                                                 -----------------
Banks shall be obligated to make any Syndicated Loan to the extent that immediately after making any such Syndicated Loan the sum of the outstanding principal balance of all Syndicated Loans, Swingline Loans and Letter of Credit Obligations would exceed the then applicable Maximum Commitment; provided
                                                                 --------
further, no Bank shall be obligated to make any Syndicated Loan to the extent
- -------
that immediately after the making of any such Syndicated Loan either (i) such Bank's pro rata share (based upon its Three Year Commitment to all Three Year Commitments then in effect) of Syndicated Loans and Letter of Credit Obligations under the Three Year Facility shall exceed such Bank's Three Year Commitment,
(ii) such Bank's pro rata share (based upon its 364 Day Commitment to all 364 Day Commitments then in effect) of Syndicated Loans under the 364 Day Facility shall exceed such Bank's 364 Day Commitment, or (iii) such Bank's pro rata share (based upon its Commitment Percentage) of all outstanding Syndicated Loans and Letter of Credit Obligations shall exceed such Bank's Committed Amount. The failure of any Bank to make its pro rata share of any such Syndicated Loan shall not in itself relieve any other Bank of its obligation under this Section 2.1. Prior to the respective Termination Dates, the Borrowers may borrow, repay and reborrow under each Facility up to the full amount of the aggregate Commitments applicable to the corresponding Facility in accordance with the terms of this Agreement. Syndicated Loans hereunder may consist of Base Rate Loans or Eurodollar Loans (or a combination thereof) as the Borrowers may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, no more than ten (10) Syndicated Loans may be outstanding hereunder at any time. All advances, continuations and conversions of Loans shall be made by the Banks pro rata on the basis of each Bank's Three Year Commitment to all Three Year Commitments and/or each Bank's 364 Day Commitment to all 364 Day Commitments, as the case may be, rounded to the nearest dollar.

     2.2  Syndicated Loan Advances.
          ------------------------

          (a)  Notices.  Whenever the Borrowers desire a Syndicated Loan advance
               -------
     hereunder, MCC shall give irrevocable written or telephonic notice (confirmed immediately thereafter in writing) (a "Notice of Borrowing") on
                                                       -------------------
     behalf of all Borrowers to the Agent in the form attached hereto as Exhibit
                                                                         -------
     2.2 not later than 11:00 a.m. (Charlotte, North Carolina time) on the
     ---
     Business Day of the requested advance in the case of Base Rate Loans and on the third Business Day prior to the requested advance in the case of Eurodollar Loans. Each such notice shall be irrevocable and shall specify
     (i) that a Syndicated Loan advance is requested and indicating whether it is to be funded under the Three Year Facility or the 364 Day Facility, (ii) the date of the requested Syndicated Loan advance (which shall be a Business Day), (iii) the aggregate principal amount of Syndicated Loan advances requested, and (iv) whether the Syndicated Loan advance requested shall consist of Base Rate Loans, Eurodollar Loans, or a combination thereof, and if Eurodollar Loans, the Interest Periods with respect thereto. If MCC shall fail to specify in any Notice of Borrowing (A) the type of Facility, then such notice shall be deemed a request for an advance under the Three Year Facility, or, if it has been fully funded, under the 364 Day Facility, (B) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (C) the type of Syndicated Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Agent shall as promptly as practicable give each Bank notice of each requested Syndicated Loan advance, of such Bank's pro rata share thereof and of the other matters covered in the Notice of Borrowing.

          (b)  Minimum Amounts.  The aggregate minimum principal amount of each
               ---------------
     Syndicated Loan advance hereunder shall be not less than $2,500,000 (and integral multiples of $100,000.00 in excess thereof); provided, Eurodollar Loan advances shall be in the minimum amount of $2,500,000.00 and shall be in integral multiples of $250,000.00 in excess thereof.

          (c)  Advances.  Each Bank will make its pro rata share of each
               --------
     Syndicated Loan advance available to the Agent by 1:00 p.m. (Charlotte, North Carolina time) on date specified in the Notice of Borrowing by deposit in U.S. dollars of immediately available funds to account number 0112500392 at the offices of the Agent in Nashville, Tennessee as provided in the signature pages, or at such other address as the Agent may designate in writing. All Syndicated Loan advances shall be made by the Banks pro rata on the basis of each Bank's Three Year Commitment or 364 Day Commitment, as the case may be, to the total Three Year Commitments or 364 Day Commitments, respectively, then in effect. No Bank shall be responsible for the failure or delay by any other Bank in its obligation to make Syndicated Loan advances provided, however, that the failure of any Bank to fund its Commitments hereunder shall not relieve any other

     Bank of its Commitments hereunder. Unless the Agent has been notified by any Bank prior to the making of any such Syndicated Loan advance that such Bank does not intend to make available to the Agent its portion of the Syndicated Loan advance to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on the date of such Syndicated Loan advance, and the Agent, in reliance upon such assumption, may (in its sole discretion without any obligation to do so) make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Borrowers, the Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify the Borrowers and the Borrowers shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Bank or the Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrowers to the date such corresponding amount is recovered by the Agent, at a per annum rate equal to (i) if paid by such Bank, within two Business Days of making such corresponding amount available to the Borrowers, the overnight Federal Funds Rate, and thereafter the Base Rate, and (ii) if paid by the Borrowers, the then applicable rate calculated in accordance with Section 2.4.

          (c)  Swingline Bank Notices.  At any time from the date on which a
               ----------------------
     Swingline Loan is made until such Swingline Loan shall have been paid in full, the Swingline Bank may in its sole discretion, and the Borrowers hereby irrevocably authorize and empower (which power is coupled with an interest) the Swingline Bank to, deliver, on behalf of the Borrowers, to the Agent a notice of borrowing of Syndicated Loans that are Base Rate Loans in an amount equal to the then unpaid principal amount of such Swingline Loan together with all accrued and unpaid interest, which borrowing shall not be subject to the provisions of Section 2.8. The proceeds of such Syndicated Loans shall be applied solely to refinance such Swingline Loan. In the event that the power of the Swingline Bank to give such notice of borrowing on behalf of the Borrowers is terminated for any reason whatsoever (including a termination resulting from the occurrence of an event specified in Section 8.1.6 or 8.1.7 of Article VIII with respect to the Borrowers), or the Swingline Bank is otherwise precluded for any reason whatsoever from giving a notice of borrowing on behalf of the Borrowers as provided in the preceding sentence, each Bank shall, upon notice from the Swingline Bank, promptly purchase from the Swingline Bank a participation in (or, if and to the extent specified by the Swingline Bank, a direct interest in) such Swingline Loan in the amount of such Loan it would have been obligated to make pursuant to such notice of borrowing. Anything in Section 2.2(a) to the contrary notwithstanding, each Bank shall, not later than 4:00 p.m. (Charlotte, North Carolina time) on the Business Day on which such notice is given (if such notice is given by 2:15 p.m. (Charlotte, North Carolina time)) or 9:00 a.m. (Charlotte, North Carolina time) on the next succeeding Business Day (if such notice is given after 2:15 p.m. (Charlotte, North Carolina time)), make available the amount of such Loan to be made by it (or the amount of the participation or direct interest to be purchased by it, as the case may be) to the Agent at the account specified in Section 2.2(c) and the amount so received by the Agent shall be made available to the Swingline Bank by depositing the same, in immediately available funds, in an account of the Swingline Bank at the office designated by the Swingline Bank. Promptly following its receipt of any payment in respect of a Swingline Loan, the Swingline Bank shall pay to each Bank that has acquired a participation in such Loan such Bank's proportionate share of such payment.

          Anything in this Agreement to the contrary notwithstanding (including in Section 2.8), the obligation of each Bank to make its Base Rate Loan (or purchase its participation or direct interest in the Swingline Loan, as the case may be) pursuant to this Section 2.2(d) is unconditional under any and all circumstances whatsoever and shall not be subject to set-off, counterclaim or defense to payment that such Bank may have or have had against the Borrowers, the Agent, Swingline Bank or any other Bank and, without limiting any of the foregoing, shall be unconditional irrespective of (i) the occurrence of any Event of Default or Potential Default, (ii) the financial condition of the Borrowers, any Subsidiary or Affiliate of the Borrowers, the Agent, the Swingline Bank or any other Bank or (iii) the termination or cancellation of the Commitments (provided that such Swingline Loan was made prior to the date of such termination or cancellation). The Borrowers agree that any Bank so purchasing a participation (or direct interest) in such Swingline Loan may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of a Swingline Loan in the amount of such participation.

          If any Bank shall default in its obligation to make its Base Rate Loan to refinance any Swingline Loan (or purchase its participation or direct interest in such Swingline Loan, as the case may be) pursuant to the first paragraph of this Section 2.2(d), then for so long as such default shall continue, the Agent shall at the request of the Swingline Bank, withhold from any payments received by the Agent under this Agreement or any Note for account of such Bank the amount so in default, and the Agent shall pay the same to the Swingline Bank up to the amount and in satisfaction of such defaulted obligation, which amount the Swingline Bank will apply to the repayment of the principal of such Swingline Loan (if such Bank defaulted in its obligation to make its Base Rate Loan) or otherwise to the purchase of the participation or direct interest to be purchased by such Bank.

     2.3  Repayment.  The Syndicated Loans hereunder shall be due and payable in
          ---------
full on their respective Termination Dates and in accordance with whether they were advanced under the Three Year Facility or the 364 Day Facility.

     2.4  Interest.  Subject to the provisions of Section 3.1, Syndicated Loans
          --------
shall bear interest as follows:

          (a)  Base Rate Loans.  During such periods as Syndicated Loans shall
               ---------------
     consist of Base Rate Loans, at a per annum rate equal to the Base Rate plus the Applicable Base Rate Margin, said rate to change contemporaneously with any change in the Base Rate.

          (b)  Eurodollar Loans.  During such periods as Syndicated Loans shall
               ----------------
     consist of Eurodollar Loans, at a per annum rate equal to the Adjusted Eurodollar Rate plus the Applicable Eurodollar Rate Margin.

          (c)  Payment of Interest.  Interest on Syndicated Loans hereunder
               -------------------
     shall be payable in arrears on each Interest Payment Date.

     2.5  Syndicated Notes.  The Syndicated Loans by each Bank shall be
          ----------------
evidenced by two (2) duly executed promissory notes of the Borrowers to each such Bank dated as of the Closing Date in the aggregate principal amount equal to such Bank's Committed Amount, prorated between the Three Year Facility and the 364 Day Facility, and substantially in the form of Exhibit 2.5.
                                                       -----------
     2.6  Swingline Loans.
          ---------------

          (a)  Advances.  The Swingline Bank may, from time to time in its sole
               --------
     discretion, make loans on an uncommitted basis ("Swingline Loans") to the
                                                      ---------------
     Borrowers jointly and severally during the period from and including the date of this Agreement to but not including the Termination Date of the Three Year Facility in an aggregate principal amount at any one time outstanding up to but not exceeding the Swingline Sublimit; provided that
                                                                 --------
     the Swingline Bank shall not make any Swingline Loan pursuant hereto if (i) the Borrowers are not in compliance with all the conditions to the making of Syndicated Loans set forth in this Loan Agreement, or (ii) after giving effect to such Swingline Loan, the aggregate unpaid principal amount of all Swingline Loans, together with the aggregate unpaid principal amount of all Syndicated Loans outstanding under the Three Year Facility and the aggregate amount of all Letter of Credit Liabilities outstanding exceeds the aggregate amount of the Three Year Commitments. Subject to the approval in each instance of the Swingline Bank, the Borrowers may borrow, repay and reborrow the amount of the Swingline Sublimit at a rate or rates of interest to be negotiated and determined from time to time between the Borrowers and the Swingline Bank.

          (b)  Notice of Swingline Borrowing.  The Borrowers shall, not later
               -----------------------------
     than 12:00 noon (Charlotte, North Carolina time) on the date on which the Borrowers desire to request a Swingline Loan, give both the Swingline Bank and the Agent (if different) notice of such request (a "Swingline Request
                                                             -----------------
     Notice"), which notice shall be irrevocable and effective only upon receipt
     ------
     by the Agent and shall specify the principal amount of the Swingline Loan requested (which shall be at least $100,000 and in larger multiples of $100,000) and the date of the requested advance. Not later than 4:00 p.m. (Charlotte, North Carolina time), on the date specified in each Swingline Request Notice, the Swingline Bank shall, if it agrees to fund the loan, make the amount of the Swingline Loan to be made by it on such date available to the Borrower in account number 0112500392 maintained by the Agent in immediately available funds, for account of the Borrowers. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrowers on such date by depositing the same, in immediately available funds, in an account of the Borrowers maintained with Agent. If the Swingline Bank declines the request, it shall promptly notify the Borrowers and the Agent of such decision, and the Borrowers may submit a Notice of Borrowing under Section 2.2(a) in the alternative.

          (d)  Repayment.  Swingline Loans hereunder shall be due and payable in
               ---------
     accordance with the terms of any Swingline Note or Notes executed by the Borrowers from time to time, in addition to any mandatory prepayments required thereon pursuant to Section 3.2(b) hereof.

          (e)  Swingline Notes.  Swingline Loans shall be evidenced from time to
               ---------------
     time by Swingline Notes from the Borrowers to the Swingline Bank substantially in the form of Exhibit 2.6 with the interest rate and payment provisions completed and
        -----------
     filled in as agreed to by the Borrowers and the Swingline Bank.

     2.7  Letters of Credit.
          -----------------

          (a)  Issuance. Subject to the terms and conditions hereof, the Letter
               --------
     of Credit Bank has issued the Letters of Credit described in Exhibit 2.7
                                                                  -----------
     hereof (which Letters of Credit shall be deemed issued and outstanding hereunder upon the effectiveness of this Loan Agreement) and the Letter of Credit Bank will from time to time issue standby letters of credit and commercial letters of credit from the Closing Date to, but not including, the Three Year Facility Termination Date as the Borrowers may request, each to be in a form acceptable to the Letter of Credit Bank (hereinafter the Letters of Credit described on Exhibit 2.7 and the standby letters of
                                    -----------
     credit and commercial letters of credit issued on and after the Closing Date pursuant to this Section 2.7, together with all extensions, renewals, modifications and replacements thereto, shall be referred to as the "Letters of Credit"); provided, however, the Letter of Credit Bank shall
      ------------------    --------  -------
     issue any Letter of Credit to the extent that immediately after the issuance of such Letter of Credit the sum of the outstanding principal balance of all Syndicated Loans and Swingline Loans outstanding under the Three Year Facility plus the amount of all Letter of Credit Obligations would exceed the then aggregate Three Year Commitments of the Banks; provided further, the Letter of Credit Bank shall not issue any Letter of
     -------- -------
     Credit to the extent that immediately after the issuance of such Letter of Credit the Letter of Credit Obligations relating to all Letters of Credit would exceed $25,000,000; provided further, the Letters of Credit shall be
                               -------- -------
     issued solely for the general corporate purposes of the Borrowers and shall be jointly and severally binding on each of Borrowers, regardless of whether any application is signed by one or more of the Borrowers. No Letter of Credit shall be automatically renewable or have an expiry date extending beyond the fifth (5th) Business Day preceding the Termination Date of the Three Year Facility.

          (b)  Notice.  The request for the issuance of a Letter of Credit shall
               ------
     be submitted to the Letter of Credit Bank and the Agent (if different) at least three Business Days prior to the requested date of issuance. Upon issuance of a Letter of Credit, the Agent shall promptly notify the Banks of the amount and terms thereof. The Letter of Credit Bank shall notify the Agent promptly of all payments, reimbursements, extensions, expirations, transfers and other activity with respect to outstanding Letters of Credit. Upon the request of any Bank, the Agent shall promptly notify such Bank of all of such payments, reimbursements, expirations, transfers and other activity with respect to outstanding Letters of Credit.

          (c)  Participations.  Each Bank shall be deemed to have purchased,
               --------------
     without recourse to the Letter of Credit Bank, a participation from the Letter of Credit Bank in each Letter of Credit issued or deemed issued hereunder, in each case in an amount equal to its pro rata share (based upon its Three Year Commitment to all Three Year Commitments) of the amount of such Letter of Credit. Without limiting the scope and nature of each Bank's participation in any Letter of Credit, to the extent that the Letter of Credit Bank has not been reimbursed by the Borrowers for any payment required to be made by the Letter of Credit Bank under any Letter of Credit, each Bank shall pay to the Agent for payment to the Letter of Credit Bank each Bank's pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Letter of Credit Bank of an unreimbursed drawing pursuant to the provisions of subsection 2.7(d)

     (or on the next Business Day if such notification is made after 2:00 p.m. Charlotte time); provided, however, the Banks shall not be obligated to reimburse the Letter of Credit Bank as provided above to the extent that such reimbursement obligation has arisen solely on account of the gross negligence or willful misconduct of the Letter of Credit Bank, as determined by a court of competent jurisdiction. The obligation of each Bank to so reimburse the Letter of Credit Bank shall be absolute and unconditional and shall not be affected by the occurrence of a Potential Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of any Borrower to reimburse the Letter of Credit Bank under any Letter of Credit, together with interest as hereinafter provided.

          (d)  Reimbursement.  In the event of any drawing under any Letter of
               -------------
     Credit, the Letter of Credit Bank will promptly notify the Borrowers and the Agent. Unless the Borrowers shall immediately notify the Letter of Credit Bank of their intent to otherwise reimburse the Letter of Credit Bank, the Borrowers shall be deemed to have jointly and severally requested a Base Rate Loan under the Three Year Facility in the amount of the drawing, the proceeds of which will be used to satisfy the reimbursement obligations of the Borrowers to the Letter of Credit Bank in connection with such drawing. The Borrowers shall reimburse the Letter of Credit Bank on the day of such drawing under any Letter of Credit (either with the proceeds of a Syndicated Loan obtained hereunder or otherwise) in same day funds as provided in the Letter of Credit Application. If for any reason the Borrowers cannot draw under the Three Year Facility or shall otherwise fail to reimburse the Letter of Credit Bank as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus 2%. The Borrowers' reimbursement obligations hereunder shall be absolute, unconditional and joint and several under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment any Borrower may claim or have against the Letter of Credit Bank, the Agent, the Banks, the beneficiary of any Letter of Credit or any other Person, including without limitation any defense based on any failure of the Borrowers to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Letter of Credit Bank will promptly notify the Agent and the Agent will promptly notify the other Banks of the amount of any unreimbursed drawing and each Bank will promptly pay the Letter of Credit Bank for its pro rata share of such unreimbursed drawing as provided in subsection 2.7(c).

          (e)  Modification, Extension.  The issuance of any supplement,
               -----------------------
     modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

          (f)  Indemnification; Nature of Letter of Credit Bank's Duties. (1) In
               ---------------------------------------------------------
     addition to its other obligations under this Section 2.7, the Borrowers hereby agree to protect, indemnify, pay and save the Letter of Credit Bank and each Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Letter of Credit Bank or any Bank may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Letter of Credit Bank to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts") or (C) any action or nonaction taken at
                    ---------------
     any Borrower's request with respect to any Letter of Credit.

          (2) As between the Borrowers on the one hand and the Letter of Credit Bank and the Banks on the other hand, the Borrowers shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Letter of Credit Bank and the Banks shall not be responsible:
     (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for, issuance of and drawing under any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for the performance of any beneficiary of a Letter of Credit of its obligations to the Borrowers or any failure of any such beneficiary to comply fully with conditions required in order to draw upon a Letter of Credit; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (G) for any consequences arising from causes beyond the control of the Letter of Credit Bank or any Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting or enforcement of the Letter of Credit Bank's or any Bank's rights or powers hereunder.

          (3) In issuing each Letter of Credit, the Letter of Credit Bank is expressly authorized to make changes from the terms set forth in the request for such Letter of Credit as the Letter of Credit Bank, in its sole discretion, may deem advisable, provided that no such changes will vary the principal terms thereof. Except as otherwise expressly agreed herein or in any particular instance, all Letters of Credit issued hereunder shall be subject to the "Uniform Customs and Practices for Documentary Credits" (1993 Revision), International Chamber of Commerce Publication No. 500.

          (4) If there is any discrepancy between the documents accompanying a draft or other demand for payment or acceptance under a Letter of Credit and the specifications for such documents in the Borrowers' request for such letter of Credit or the Letter of Credit, and either (A) the Letter of Credit Bank delivers telephonic or written notice to MCC's principal office of such discrepancy, and the Borrowers do not deliver telephonic or written instruction to the Letter of Credit Bank's letter of credit department to dishonor the draft or demand by noon (Charlotte, North Carolina time) for the Letter of Credit Bank on the Business Day after the Business Day on which the Letter of Credit Bank shall have delivered notice to the Borrowers of the discrepancy, or (B) in the case of a commercial Letter of Credit, the Borrowers have obtained possession of the goods that are the subject of such Letter of Credit; then the Letter of Credit Bank may conclusively presume that the Borrowers have waived any objection to payment or acceptance, as the case may be, based on such discrepancy, and the Letter of Credit Bank may, but shall not be obligated to, honor the draft or other demand under the Letter of Credit (and may honor such draft after noon on such Business Day, if such Business Day is the last day to which the Letter of Credit Bank is entitled to defer honor of such draft under applicable law). In such event, the Borrowers shall be liable to the

     Letter of Credit Bank pursuant to subsection 2.7(d) as if the discrepancy had not been in the documents.

          (5) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Letter of Credit Bank or any Bank, under or in connection with any Letter of Credit or the related documents, if taken or omitted in good faith, shall not put such Letter of Credit Bank or such Bank under any resulting liability to the Borrowers. It is the intention of the parties that this Loan Agreement shall be construed and applied to protect and indemnify the Letter of Credit Bank and the Banks against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrowers, including, without limitation, whether rightful or wrongful, of any present or future Government Acts. The Letter of Credit Bank and the Banks shall not, in any way, be liable for any failure by the Letter of Credit Bank or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Letter of Credit Bank.

          (6) Nothing in this subsection (f) is intended to limit the reimbursement obligation of any Borrower contained in subsection 2.7(d). The obligations of the Borrowers under this subsection (f) shall survive the termination of this Loan Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Letter of Credit Bank or any Bank to enforce any right, power or benefit under this Loan Agreement.

          (7) Notwithstanding anything to the contrary contained in this subsection (f), the Borrowers shall have no obligation to indemnify any Letter of Credit Bank or any Bank in respect of any liability incurred by such Letter of Credit Bank or such Bank arising solely out of the gross negligence or willful misconduct of the Letter of Credit Bank or such Bank in connection with issuing a Letter of Credit, as the case may be, as finally determined by a court of competent jurisdiction.

     2.8  Conditions of Lending.
          ---------------------

          (a)  Conditions.  The obligation of any Bank to make any Syndicated
               ----------
     Loan or the Letter of Credit Bank to issue any Letters of Credit hereunder is subject to satisfaction of the following conditions:

               (1) receipt of a Notice of Borrowing pursuant to Section 2.2(a) or a Letter of Credit Application pursuant to Section 2.7(a);

               (2) the representations and warranties set forth in Article V hereof shall be true and correct in all material respects as of the date of such notice or request and as of the proposed date of such Loan or the issuance of such Letter of Credit (except for those which expressly relate to an earlier date);

               (3) immediately after giving effect to the requested Loan or the issuance of the requested Letter of Credit, the sum of the outstanding principal balance of all Syndicated Loans, Swingline Loans and Letter of Credit Obligations would not exceed the then applicable Maximum Commitment, and the sum of all Letter of Credit Obligations does not exceed $25,000,000.00;

               (4) no Potential Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto.

          (b)  Reaffirmation.  Each request for a Loan or a Letter of Credit, as
               -------------
     the case may be, shall be deemed to be a representation and warranty of the correctness of the matters specified in these subsections (a)(ii), (iii) and (iv) hereof.

     2.9  Fees.
          ----

          (a)  Three Year Non-Use Fee.  The Borrowers shall pay to the Agent for
               ----------------------
     the account of each Bank a nonusage fee on the average daily undisbursed amount of such Bank's Three Year Commitment for the period from and including the Closing Date to but not including the earlier of the date such Commitment is terminated or the Three Year Facility Termination Date, at the rate of (a) for the first Quarterly Period, 0.15% per annum and (b) thereafter, 0.375% per annum or, for any Quarterly Period prior to the first day of which (and in any event no later than 45 days after the end of the fiscal quarter most recently ended) the Borrowers have delivered to the Agent a Compliance Certificate and related financial statements of the Borrowers pursuant to Section 6.1 calculating the Consolidated Funded Indebtedness to Consolidated EBITDA Ratio as at the last day of such fiscal quarter (other than such portion of such period during which an Event of Default shall be continuing), the percentage per annum set forth below opposite the Consolidated Funded Indebtedness to Consolidated EBITDA Ratio for the Borrowers reflected on such certificate:

     Consolidated Funded Indebtedness to                         Percentage Rate
     -----------------------------------                         ---------------
     Consolidated EBITDA
     -------------------
     Greater than 3.0 to 1.0                                     .375% per annum

     Equal to or Less than 3.0:1.0 and Greater than 2.0:1.0      .25% per annum

     Equal to or Less than 2.0:1.0 and Greater than 1.0:1.0      .20% per annum

     Equal to or Less than 1.0:1.0                               .15% per annum

     For purposes of the foregoing, the undisbursed amount of each Bank's Three Year Commitment shall mean, from time to time, the Three Year Commitment of such Bank minus such Bank's pro rata share of the then outstanding
               -----
     principal amount of Syndicated Loans disbursed under the Three Year Facility (but not Swingline Loans) and the Letter of Credit Obligations. Said Non- Use Fee shall be calculated on a 360 day year counting the actual number of elapsed days. Accrued fees shall be payable in arrears on each Quarterly Date and on the earlier of the date such Commitment is terminated and the Three Year Facility Termination Date. In the event the Borrowers fail to timely furnish to Agent any Compliance Certificate and related financial statements as required by this Loan Agreement, then the maximum percentage rate for Three Year Non-Use Fees shall apply from the date such Compliance Certificate and related financial statements are required to be delivered and shall remain in effect until the Borrowers furnish them to the Agent and the same are approved by the Agent.

          (b)  364 Day Non-Use Fee.  The Borrowers shall pay to the Agent for
               -------------------
          the account of each Bank a nonusage fee on the average daily undisbursed amount of such Bank's 364 Day Commitment at a rate equal to one-tenth of one percent per annum (0.10%). Said fees shall be payable quarterly in arrears on each Quarterly Date and shall be calculated on a 360 day year counting the actual number of elapsed days. Any accrued and unpaid fees hereunder shall be paid on the earlier of the date such Commitment is terminated and the 364 Day Facility Termination Date.

          (c)  Letter of Credit Fees.  The Borrowers shall pay to the Agent for
               ---------------------
     the account of the Letter of Credit Bank in respect of each Letter of Credit an issuance fee in an amount equal to 0.125% of the face amount of such Letter of Credit (such fee to be nonrefundable and to be paid in advance on such date of issuance) plus all commissions, charges, costs and expenses in the amounts customarily charged by the Letter of Credit Bank from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating to such Letter of Credit. In addition, Borrowers shall pay to the Agent for the account of each Bank a letter of credit fee in respect of each Letter of Credit on the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit to and including the date such Letter of Credit is drawn in full, expires or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Termination Date of the Three Year Facility and to be calculated, for any day, after giving effect to any payments made under such Letter of Credit on such day) in an amount equal to (a) for the First Quarterly Period, 0.50% per annum, and (b) thereafter, 1.75% per annum or, for any Quarterly Period prior to the first day of which (and in any event no later than 45 days after the end of the fiscal quarter most recently ended) the Borrowers have delivered to the Agent a Compliance Certificate and related financial statements of the Borrowers pursuant to Section 6.1 calculating the Consolidated Funded Indebtedness to Consolidated EBITDA Ratio as at the last day of such fiscal quarter (other than such portion of such period during which a Default shall be continuing), the percentage per annum set forth below opposite the Consolidated Funded Indebtedness to Consolidated EBITDA Ratio for the Borrowers reflected on such certificate:

     Consolidated Funded Indebtedness to                          Percentage Rate
     -----------------------------------                          ---------------
     Consolidated EBITDA
     -------------------
     Greater than 3.0 to 1.0                                        1.75% per annum

     Equal to or Less than 3.0:1.0 and Greater than 2.5:1.0         1.50% per annum

     Equal to or Less than 2.5:1.0 and Greater than 2.0:1.0         1.0% per annum

     Equal to or Less than 2.0:1.0 and Greater than 1.0:1.0         0.75% per annum

     Equal to or Less than 1.0:1.0                                  0.50% per annum

     All calculations of Letter of Credit fees shall be based on a 360 day year counting the actual number of elapsed days. In the event the Borrowers fail to timely furnish to Agent any Compliance Certificate and related financial statements as required by this Loan Agreement, then the maximum percentage rate for Letter of Credit Fees shall apply from the date such Compliance Certificate and related financial statements are required to be delivered and shall remain in effect until the Borrowers furnish them to the Agent and the same are approved by the Agent.

          (d)  Agent's Fees.  The Borrowers shall pay to the Agent, for its own
               ------------
     account, and NationsBanc Capital Markets, Inc. the fees specified in the letter agreement dated October 17, 1995 by and between MCC and the Agent, as such agreement may be modified and supplemented from time to time, the terms and provisions of which letter agreement are incorporated herein by reference.

     2.10 Reduction of Commitment.  The Borrowers shall have the right to reduce
          -----------------------
the amount of the aggregate Commitments, at any time upon three (3) Business Days notice to the Agent, in any integral multiple of Ten Million Dollars ($10,000,000.00); provided that the Commitments may not be reduced to an amount less than the aggregate amount of the Loans and Letters of Credit then outstanding. The Borrowers shall further have the right to specify how the reduction shall be applied to reduce the Three Year Facility and the 364 Day Facility; provided, if the Borrowers fail to specify, then the reduction shall be made to each Facility pro rata based on the ratio of the amount of the Three
                         --------
Year Commitments and/or 364 Day Commitments, as the case may be, to the then Maximum Commitment. Each such reduction shall, unless otherwise agreed in writing, reduce each Bank's Commitments pro rata in accordance with its
                                        --------
percentage amount of all outstanding Three Year Commitments and its percentage amount (if different) of all 364 Day Commitments. Contemporaneously with each such reduction, the Borrowers shall repay to the Agent for the account of each Bank in accordance with the foregoing percentages the amounts, if any, by which the then outstanding principal balance of each Note exceeds each Commitment as so reduced. After each such reduction: (i) the Borrowers shall immediately pay the Agent any Non-Use Fees provided for in Section 2.9 with respect to the amount by which the Commitments are so reduced, but only with respect to the time any such Commitment existed and only to the extent not previously paid;
(ii) the Non-Use Fees provided for in Section 2.9 shall be calculated with respect to the aggregate Commitments as so reduced; and (iii) the Commitments may not be increased without the written consent of the Banks.

     2.11 Liability.  The unconditional liability of each Borrower for the
          ---------
entire Obligations shall not be impaired by any event whatsoever, including, but not limited to, the merger, consolidation, dissolution, cessation of business or liquidation of any Borrower; the financial decline or bankruptcy of any Borrower; the failure of any other party to guarantee the Obligations or to provide collateral therefor; any Bank's or Agent's compromise or settlement with or without release of any Borrower; any Bank's or Agent's release of any collateral for the Obligations, with or without notice to Borrowers; any Bank's or Agent's failure to file suit against any Borrower (regardless of whether Borrower is becoming insolvent, is believed to be about to leave the state or jurisdiction or any other circumstance); any Bank's or Agent's failure to give any Borrower notice of default; the unenforceability of the Obligations against any Borrower due to bankruptcy discharge, counterclaim or for any other reason; any Bank's or Agent's acceleration of the Obligations at any time; the extension, modification or renewal of the Obligations; any Bank's or Agent's failure to undertake or exercise diligence in collection efforts against any party or property; the termination of any relationship of any Borrower with any other Borrower, including, but not limited to, any relationship of commerce or ownership; any Borrower's change of name or use of any name other than the name used to identify such Borrower in this Agreement; or any Borrower's use of the credit extended for any purpose whatsoever. Should the liability of any Borrower hereunder for the entire amount of the

Obligations be subject to avoidance or limitation, notwithstanding the contrary agreement and intention of the parties hereto, under any state or federal fraudulent conveyance law or other similar law that may be determined to be applicable, then the liability of such Borrower shall be limited to the maximum amount for which the Borrower may be liable without legal impairment.


                                  ARTICLE III

                   ADDITIONAL PROVISIONS REGARDING LOANS AND
                   -----------------------------------------
                               LETTERS OF CREDIT
                               -----------------

     3.1  Default Rate.  Upon the occurrence, and during the continuance, of an
          ------------
Event of Default hereunder, and regardless of whether the Loans have been accelerated or not, the principal of and, to the extent permitted by law, interest on all Loans hereunder and any other amounts owing hereunder or under the other Loan Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable. Likewise, the Letter of Credit fees due in respect of the daily average undrawn amount of each Letter of Credit as specified in Section 2.9(c) above shall be increased by two percent (2%) per annum upon the occurrence and during the continuation of an Event of Default hereunder.

     3.2  Prepayments.
          -----------

          (a)  Voluntary Prepayments.  The Borrowers shall have the right to
               ---------------------
     prepay Syndicated Loans in whole or in part from time to time without premium or penalty without prior notice with respect to Base Rate Loans and upon one Business Day's prior written notice or telephonic notice (confirmed immediately thereafter in writing) to the Agent with respect to all other Loans; provided, however, that each such partial prepayment shall be a minimum principal amount of $2,500,000; provided further, the Borrowers shall pay all amounts payable under Section 3.6 hereof in connection with any such prepayment. Swingline Loans may be prepaid in whole or in part at any time in any integral multiples of $1,000. Amounts prepaid on the Loans may be reborrowed in accordance with the provisions hereof, subject to the approval of the Swingline Bank on Swingline Loans. If the Borrowers shall fail to specify the manner of application, prepayments shall be applied first to Swingline Loans, second to Base Rate Loans and third to Eurodollar Loans (taken as a group) in direct order of their Interest Period maturities.

          (b)  Mandatory Prepayments.  If at any time the sum of the outstanding
               ---------------------
     principal balances of the Syndicated Loans, Swingline Loans and Letter of Credit Obligations shall exceed the then applicable Maximum Commitment, then the Borrowers shall immediately pay the Agent for the account of the Banks an amount equal to such excess. If at any time the sum of the outstanding principal balances of the Syndicated Loans, Swingline Loans and Letter of Credit Obligations advanced and outstanding under the Three Year Commitments shall exceed the sum of the then applicable Three Year Commitments, then the Borrowers shall immediately pay the Agent for the account of the Banks an amount equal to such excess. If at any time the sum of the outstanding principal balances of the Syndicated Loans disbursed under the then applicable 364 Day

     Commitments shall exceed the sum of the 364 Day Commitments, then the Borrowers shall immediately pay the Agent for the account of the Banks an amount equal to such excess.

     3.3  Conversion.  The Borrowers shall have the option, on any Business Day,
          ----------
to extend existing Syndicated Loans into a subsequent Interest Period or to convert Syndicated Loans into Syndicated Loans of another type; provided,
                                                                --------
however, that (i) except as provided in Section 3.4, Eurodollar Loans may be converted into Loans of another type only on the last day of an Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Loans may be converted into Eurodollar Loans, only if no Potential Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be in such minimum amounts as provided in Section 2.2(b), and (iv) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each such extension or conversion shall be effected by the Borrowers by having MCC on behalf of the Borrowers give written notice (or telephone notice promptly confirmed in writing) to the Agent (including requests for extensions and renewals, a "Notice of Conversion") prior to 11:00 a.m. (Charlotte, North
             --------------------
Carolina time) on the Business Day of, in the case of existing Base Rate Loans, and on the third Business Day prior to, in the case of existing Eurodollar Loans, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Syndicated Loans to be so extended or converted, the types of Loans into which such Syndicated Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be deemed to be a reaffirmation by the Borrowers that no Potential Default or Event of Default then exists and is continuing and that the representations and warranties set forth in Article V are true and correct in all material respects as of the date of such Notice of Conversion (except to the extent they relate to an earlier period). In the event the Borrowers fail to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Syndicated Loans shall be automatically converted into Base Rate Loans at the end of their respective Interest Periods. The Agent shall give each Bank notice as promptly as practicable of any such proposed conversion affecting any Syndicated Loans.

     3.4  Illegality, etc.  In the event any Bank shall determine (which
          ---------------
determination shall be final and conclusive and binding on all the parties hereto absent manifest error):

          (a)  Unavailability.  On any date for determining the appropriate
               --------------
     Adjusted Eurodollar Rate for any Interest Period, that by reason of any changes arising on or after the date of this Loan Agreement affecting the London interbank Eurodollar market, dollar deposits in the principal amount requested are not generally available in the London interbank Eurodollar market, and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted Eurodollar Rate; then Eurodollar Loans will no longer be available, and requests for a Eurodollar Loan shall be deemed requests for Base Rate Loans, until such time as such Bank shall notify the Borrowers that the circumstances giving rise thereto no longer exist.

          (b)  Illegality.  At any time, that the making or continuance of any
               ----------
     Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impractical as a result of a contingency occurring after the date of this Loan Agreement which materially and adversely affects the London interbank Eurodollar market; then Eurodollar Loans will no longer be available, requests for Eurodollar Loans shall be deemed requests for Base Rate Loans and the Borrowers may, and upon direction of the Bank, shall, as promptly as possible and, in any event within the time period required by law, have any such Eurodollar Loans then outstanding converted into Base Rate Loans.

     3.5  Increased Costs and Reduced Return.
          ----------------------------------

          (a) If any Bank shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in the interpretation or administration thereof by, any court, central bank or other administrative or governmental authority, or the compliance by any Bank or any lending office of any Bank with any directive of or guideline from any central bank or other governmental authority or the introduction of or change in any accounting principles applicable to any Bank or any lending office of any Bank (in each case, whether or not having the force of law), shall (i) change the basis of taxation of payments to any Bank or any lending office of any Bank of any amounts payable hereunder (except for taxes on the overall income of any Bank or any lending office of any Bank),
     (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan or Letter of Credit or against assets of or held by, or deposits with or for the account of, or credit extended by, any Bank or any lending office of any Bank, or (iii) impose on any Bank or any lending office of any Bank any other condition regarding this Loan Agreement, and the result of any event referred to in clauses (i), (ii) or
     (iii) above shall be to increase the cost to any Bank or any lending office of any Bank of making any Loan or participating in a Letter of Credit, maintaining its Commitment to make any Loan, or to reduce any amount received or receivable by any Bank hereunder, then, upon demand by such Bank, the Borrowers shall pay to such Bank such additional amounts as will compensate such Bank for such increased costs or reductions in amount, together with interest on such additional amounts calculated from the date such costs or reductions are incurred.

          (b) If any Bank shall have determined that any Capital Guideline or adoption or implementation of, or any change in, any Capital Guideline by the governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or any lending office of such Bank with any Capital Guideline or with any request or directive of any such governmental authority with respect to any Capital Guideline, or the implementation of, or any change in, any applicable accounting principles (in each case, whether or not having the force of law), either
     (i) affects or would affect the amount of capital required or expected to be maintained by any Bank or any lending office of such Bank, and such Bank determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained or any Commitment to make Syndicated Loans, or such Bank's or such lending office's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Lender's or such lending office's capital to a level below that which such Bank could have achieved but for such circumstances as a consequence of any Loans made or maintained, or the Commitment to make Syndicated Loans, such Bank's or such lending office's other obligations hereunder (in each case, taking into consideration the Bank's or such lending office's policies with respect to capital adequacy), then, upon demand by such Bank, the Borrowers shall pay to such Bank from time to time such additional amounts as will compensate such Bank for such cost of maintaining such increased capital or such reduction in the rate of return on the such Bank's or such lending office's capital.

          (c) Upon determining in good faith that any additional amounts will be payable pursuant to this Section, any Bank will give prompt written notice thereof to the Agent and the Borrowers, which notice shall set forth the basis of the calculation of such additional amounts and, if requested by the Borrowers, supporting documentation therefore, although the failure to give any such notice shall not release or diminish any of the Borrowers' obligations to pay additional amounts pursuant to this Section; provided,
                                                                     --------
     however, the Borrowers shall not be obligated to pay any of such amounts to
     -------
     any such Bank until it receives the applicable notice from such Bank together with any requested supporting documentation. Determination by any Bank of amounts owing under this Section shall, absent manifest error, be final and conclusive and binding on the parties hereto. Failure on the part of any Bank to demand compensation for any period hereunder shall not constitute a waiver of such Bank's rights to demand any such compensation in such period or in any other period.

          (d) The Borrowers will reimburse the Letter of Credit Bank on demand for all charges and expenses made or incurred by the Letter of Credit Bank in connection with each Letter of Credit including any increased expense to the Letter of Credit Bank resulting from the application of any tax (other than income tax), reserve requirement or deposit insurance premiums; the amount of such charges and expenses to be determined by the Letter of Credit Bank in good faith.

          (e) All amounts payable under this Section 3.5 shall bear interest from the date that is ten (10) Business Days after the date of demand by any Bank until payment in full to such Bank at a per annum rate equal to the Base Rate plus 2%.

     3.6  Compensation.  The Borrowers shall compensate each Bank, upon its
          ------------
written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans) which such Bank may sustain:

          (a) if for any reason (other than a default by such Bank or Agent) a borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion;

          (b) if any repayment or conversion of any Eurodollar Loan occurs on a date which is not the last day of an Interest Period applicable thereto;

          (c) if any prepayment of any Eurodollar Loan is not made on any date specified in a notice of prepayment given by the Borrowers; or

          (d) as a consequence of any other default by the Borrowers to repay their Loans or any Letter of Credit when required by the terms of this Loan Agreement.

Calculation of all amounts payable to a Bank under this Section shall be made as though such Bank has actually funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate, in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and in the case of Eurodollar Loans, through the transfer of such Eurodollar deposit from an offshore office of that Bank to a domestic office of that Bank in the United States of America; provided, however,
                                                              --------  -------
that each Bank may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section.

     3.7  Taxes.  (a)  All payments made by the Borrowers hereunder, under the
          -----
Notes or under any Loan Document will be made without setoff, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to United States Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding taxes on the overall income of a Bank or any lending office of such Bank, (such nonexcluded taxes are hereinafter collectively referred to as the "Taxes"). If the Borrowers shall be required by law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Banks pursuant to this sentence) the Banks receive an amount equal to the sum they would have received had no such deductions or withholdings been made, (ii) the Borrowers shall make such deductions or withholdings, and (iii) the Borrowers shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law; provided, however, if any Bank subsequently recovers any of such deductions or
- --------  -------
withholdings, such Bank shall promptly refund to the Borrowers the amount of such deductions or withholdings. Whenever any Taxes are payable by a Borrower, as promptly as possible thereafter, the Borrowers shall send the Banks and the Agent an official receipt showing payment. In addition, the Borrowers agree to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Loan Agreement, the Notes or any other Loan Document (hereinafter referred to as "Other Taxes").

          (b) The Borrowers will indemnify the Banks for the amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.7) paid by any Bank and any liability (excluding penalties, interest and expenses for nonpayment, late payment or otherwise) whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within 30 days from the date on which such Bank makes written demand; provided, however, the Borrowers shall have the right to contest any such Taxes before any appropriate administrative agency or court of competent jurisdiction so long as such Bank is not adversely affected by any such contest, as reasonably determined by such Bank.

          (c) Each Bank which is a foreign person (i.e., a Person other than a United States Person for United States Federal income tax purposes) hereby agrees that:

                    (1) it shall, no later than the Closing Date (or, in the case of a Bank which becomes a party hereto pursuant to Section 10.3(b) hereof after the Closing Date, the date upon which such Bank becomes a party hereto) deliver to the Borrowers through the
               Agent:

                         (A) two accurate and complete signed originals of Form 4224, or

                         (B) two accurate and complete signed originals of Form 1001, in each case indicating that such Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such lending office or offices under this Loan Agreement free from withholding of United States Federal income tax;

                    (2) if at any time such Bank changes its lending office or offices or selects an additional lending office, it shall, at the same time or reasonably promptly thereafter, deliver to the Borrowers through the Agent in replacement for, or in addition to, the forms previously delivered by it hereunder;

                         (A) if such changed or additional lending office is located in the United States, two accurate and complete signed originals of Form 4224, or

                         (B) otherwise, two accurate and complete signed originals of Form 1001,

               in each case indicating that such Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional lending office under this Loan Agreement free from withholding of United States federal income tax; and

                    (3) it shall, promptly upon the Borrower's reasonable request to that effect, deliver to the Borrowers such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes.

               (d) If the Borrowers fail to perform their obligations under this Section 3.7, the Borrowers shall indemnify the Banks for any incremental taxes, interest or penalties that may become payable as a result of any such failure.

          3.8  Change of Lending Office.  Each Bank agrees that, upon the
               ------------------------
occurrence of any event giving rise to the operation of Section 3.4(a) or (b) or 3.7, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event, provided that such designation is
                                             --------
made on such terms that such Bank and its lending office suffer no disadvantage (including, without limitation, no economic, legal or regulatory disadvantage), with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section shall affect or postpone any of the obligations of the Borrowers or the right of any Bank provided in Sections 3.4, 3.5, or 3.7.

     3.9  Late Payment Fee.  Should any principal installment payment be in
          ----------------
default for more than 15 days, and if no default rate of interest has yet been imposed, then there may be imposed, to the extent permitted by law, a delinquency charge not to exceed 2% of such installment in default. In addition, at the Majority Banks' option, any overdue interest, fees and charges may, for purposes of computing and accruing interest, be deemed to be a part of the corresponding principal Obligation and interest shall accrue on a daily compounded basis after such date (at the applicable rate, including any default rate under Section 3.1) thereon.

     3.10 Payments and Computations.  Except as otherwise specifically provided
          -------------------------
herein, all payments hereunder shall be made to the Agent in U.S. dollars in immediately available funds at its offices in Charlotte, North Carolina, not later than 1:00 p.m. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent will thereafter cause to be distributed promptly like funds relating to the payment of principal or interest or fees ratably to the Banks entitled to receive such payments in accordance with the terms of this Loan Agreement. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. All computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of such Loan, but exclude the date of payment.

     3.11 Replacement or Removal of Bank.  In the event that either:
          ------------------------------

          (a) any Bank or Banks refuse to consent to certain proposed changes, waivers or discharges which have been approved by the Majority Banks as provided in Section 10.6, or

          (b) any Bank or Banks refuse to consent to any extension to a Termination Date with respect to the 364 Day Facility which the Majority Banks have agreed to extend, or

          (c) the Agent receives one or more notices claiming compensation reimbursement or indemnity (each, a "Compensation Notice") pursuant to the provisions of Sections 3.4, 3.5 or 3.7 and the aggregate amount of all such compensation, reimbursement or indemnity payments made or required to be made by the Borrowers to such Bank pursuant to Sections 3.4, 3.5 or 3.7 is materially greater (as determined by the Borrowers in their reasonable judgment) than the weighted average amount of payments made or required to be made to the other Banks pursuant to Sections 3.4, 3.5 or 3.7 and/or such Bank refuses or is unable to change lending offices pursuant to Section 3.8 after a request from the Borrowers to do so, then, so long as no Potential Default or Event of Default shall have occurred
- ----
and be continuing, the Borrowers may, within 60 days after any such refusal or receipt of any such Compensation Notice, elect to terminate such Bank as a party to this Loan Agreement; provided, the Borrowers may elect to terminate such Bank under subparagraphs (a) or (b) above only if, together with its notice of termination, it provides to the Agent a commitment from another financial institution meeting the criteria of an Eligible Assignee and otherwise reasonably satisfactory to the Agent (a "Replacement Bank") to replace the Commitment of the terminated Bank under this Loan Agreement on the terms and conditions set forth herein. Under subparagraph (c) above, if any Bank to be terminated has a Commitment which, together with the amount of any Commitment(s) concurrently therewith to be reduced, aggregates 20% or less of the aggregate Commitments, the Borrowers may elect either to replace such Bank with another Replacement Bank or to reduce the Commitment by the amount of the Commitment of such Bank. Under subparagraph (c) above, if any Bank to be terminated has a Commitment which, together with the amount of any Commitment or Commitments concurrently therewith to be reduced in accordance with this Section 3.11, aggregates in excess of 20% of the aggregate Commitments, the Borrowers may elect to terminate such Bank only if, together with its notice of termination, they provide to the Agent a Commitment from a Replacement Bank to replace the Commitment of the terminated Bank under this Loan Agreement on the terms and conditions set forth herein. The Borrowers' election to terminate a Bank under this Section 3.11 shall be set forth in a written notice from the Borrowers to the Agent (with a copy to such Bank), setting forth (i) the basis for termination of such Bank, (ii) that the Borrowers intends to replace such Bank with a Replacement Bank together with the name of such Replacement Bank, and
(iii) the date (not later than 30 days after the date of such notice) when such termination shall become effective (the "Termination Effective Date"). On the Termination Effective Date, (x) the Replacement Bank shall pay the terminated Bank an amount equal to all principal, interest, fees and other amounts owed to such Bank (including, without limitation, any amounts owed under Sections 3.4, 3.5 or 3.7), through the date on which such termination becomes effective, and
(y) there shall have been received by the Agent all documents and supporting materials necessary, in the reasonable judgment of the Agent to evidence the substitution of the Replacement Bank for such Bank.


                                  ARTICLE IV

                     CONDITIONS PRECEDENT TO INITIAL LOANS
                     -------------------------------------


     The obligations of the Banks to make the initial Loan hereunder and the obligation of the Letter of Credit Bank to issue the initial Letter of Credit hereunder are subject, at the time of the making of such initial Loan or the issuance of such initial Letter of Credit to the satisfaction of the following conditions (in form and substance acceptable to the Agent):

     4.1  Executed Loan Documents.  Receipt by the Agent of executed copies of
          -----------------------
this Loan Agreement and the other Loan Documents and (in sufficient numbers to provide a fully executed original of each, except for the Notes, for each Bank).

     4.2  No Default; Representations and Warranties.  Receipt by the Agent of a
          ------------------------------------------
certificate from the chief financial officer of MCC on behalf of the Borrowers certifying that at both at the time of the making of such Loan or the issuance of such Letter of Credit and after giving effect thereto (i) there shall exist no Potential Default or Event of Default and (ii) all representations and warranties contained herein or in the other Loan Documents then in effect shall be true and correct in all material respects.

     4.3  Opinion of Counsel.  Receipt by the Agent of an opinion, or opinions,
          ------------------
in form and substance satisfactory to the Banks, addressed to the Banks and dated as of the Closing

Date from counsel to the Borrowers, which shall cover the matters contained in
Exhibit 4.3 hereto (in sufficient numbers to provide a fully executed original
- -----------
to each Bank).

     4.4  Corporate Documents.  Receipt by the Agent of the following:
          -------------------

          (a)  Charter Documents.  Copies of the charter documents (as amended)
               -----------------
     of each Borrower certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation.

          (b)  Resolutions.  Copies of resolutions of the Board of Directors of
               -----------
     each Borrower approving and adopting the Loan Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary as of the date of this Loan Agreement to be true and correct and in force and effect as of such date.

          (c)  Bylaws.  A copy of the bylaws of each Borrower certified by a
               ------
     secretary or assistant secretary as of the date of this Loan Agreement to be true and correct and in force and effect as of such date.

          (d)  Good Standing.  Copies of certificates of good standing,
               -------------
     existence or its equivalent with respect to each Borrower certified as of a recent date by the appropriate governmental authorities of the state of incorporation and each of the other material states where such Borrower is currently doing business.

     4.5  Termination of Existing Agreements.  Receipt by the Agent of evidence
          ----------------------------------
satisfactory to the Agent that the existing credit agreement and indenture by and among MCC, the banks party thereto and Deposit Guaranty National Bank, as trustee for such banks has been terminated as well as all existing credit facilities with NationsBank of Tennessee, N.A. (collectively, the "Existing Credit Agreements").


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     The Borrowers hereby represent and warrant to the Agent and the Banks that:

     5.1    Organization and Power; Qualification; Good Standing; Subsidiaries.
            ------------------------------------------- ----------------------

     5.1.1  Organization and Power.  The Borrowers and each of their
            ----------------------
Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have all requisite corporate power and authority to own and operate their respective properties and to carry on their respective business as now conducted and proposed to be conducted. Each Borrower has all requisite corporate power and authority to enter into this Loan Agreement and to perform its obligations hereunder.

     5.1.2  Qualification; Good Standing.  Each Borrower is duly licensed or
            ----------------------------
qualified as a foreign corporation authorized to transact business and is in good standing in each jurisdiction in which the character of the properties owned by it or the nature of the business transacted by it makes such licensing or qualification necessary.

     5.1.3  Subsidiaries.  No Borrower has any Subsidiaries other than as
            ------------
identified in Exhibit 5.1.3 hereto.  The capital stock of each Borrower's
              -------------
Subsidiary is duly authorized, validly issued and fully paid and nonassessable. Each Borrower's Subsidiary is validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly licensed or qualified as a foreign corporation authorized to transact business and is in good standing in each jurisdiction in which the character of the properties owned by it or the nature of the business transacted by it makes such licensing or qualification necessary. Each Borrower's Subsidiary has full corporate power and authority to own its assets and properties, and to operate its business as presently owned and conducted. Exhibit 5.1.3 correctly sets forth the ownership
                                -------------
interest of each Borrower in each of its Subsidiaries as of the Closing Date.

     5.2    Authorization of Borrowing; No Conflicts; Binding Obligations; etc.
            ------------------------------------------------------------------

     5.2.1  Authorization of Borrowing.  The execution, delivery and performance
            --------------------------
by the Borrowers of this Loan Agreement and the issuance, delivery and payment of the Notes have been duly authorized by all necessary corporate action by each Borrower.

     5.2.2  No Conflicts.  The execution, delivery and performance by each
            ------------
Borrower of this Loan Agreement and the issuance, delivery and payment of the Notes and any Letter(s) of Credit do not and will not (i) violate any provision of law applicable to any Borrower, the Charter (as amended) or Bylaws of any Borrower or the Charter or Certificate or Articles of Incorporation or Articles of Association or Bylaws or Memoranda of Association of any Subsidiary of any Borrower, or any order, judgment or decree of any court or other agencies of government binding on any Borrower or their Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Borrower or any of their Subsidiaries, (iii) result in or require the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any Borrower or any of their Subsidiaries or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Borrower or any of their Subsidiaries.

     5.2.3  Governmental Consents.  The execution, delivery and performance by
            ---------------------
the Borrowers of this Loan Agreement, and the issuance, delivery and performance of the Notes and any Letter(s) of Credit do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body or other Person.

     5.2.4  Binding Obligation.  This Loan Agreement is, and the Notes and any
            ------------------
Letter of Credit applications when executed and delivered hereunder will be, the legally valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors, rights generally and equitable remedies.

     5.3    Financial Condition; No Changes.
            -------------------------------

     5.3.1  Financial Statements.  MCC and its Subsidiaries have heretofore
            --------------------
delivered to the Banks the Financial Statements. Such Financial Statements were prepared in accordance with GAAP (subject, with respect to the unaudited Financial Statements, to the absence of notes required by GAAP and to normal year-end audit adjustments) and fairly present in all material respects the consolidated financial position of MCC and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of MCC and its Subsidiaries.

     5.3.2  Contingent Obligations.  As of the Closing Date, except for the
            ----------------------
Farmland MissChem Project Contingent Obligations disclosed on Exhibit 5.3.2, no
                                                              -------------
Borrower or any Subsidiary has any material Contingent Obligation which is not reflected in the Financial Statements delivered pursuant to Subsection 5.3.1 or in the notes thereto or otherwise permitted by Section 7.3.

     5.3.3  No Material Adverse Change.  During the period June 30, 1995 through
            --------------------------
the Closing Date, there has been no change in the business, operations, properties, prospects, assets or condition (financial or otherwise) of the Borrowers and their Subsidiaries which has been, either in any case or in the aggregate, materially adverse to the Borrowers and their Subsidiaries, taken as a whole.

     5.3.4  Restricted Payments.  During the period June 30, 1995 through and
            -------------------
including the Closing Date, the Borrowers have not directly or indirectly declared, ordered, paid or made or set apart any sum of money or any property for any Restricted Payment or agreed to do so, except as disclosed on Exhibit
                                                                      -------
5.3.4.
- -----

     5.4    Title to Properties; Liens.  The Borrowers and their Subsidiaries
            --------------------------
have good and legal title to all properties and assets, real and personal, tangible and intangible, reflected in the consolidated balance sheet of MCC and its Subsidiaries as of June 30, 1995 referred to in Subsection 5.3.1 except for assets acquired or disposed of either in the ordinary course of business since the date of such consolidated balance sheet or as otherwise permitted by this Loan Agreement. All such properties and assets are free and clear of Liens, except as permitted under Section 7.1 or under Liens securing the Existing Credit Agreements which Liens shall be released in full by no later than ten
(10) Business Days following the Closing Date hereof.

     5.5    Litigation.  Including the litigation described in Note 13 to the
            ----------
Financial Statements delivered pursuant to Subsection 5.3.1 and on Exhibit 5.5
                                                                   -----------
hereto, there is no action, suit, proceeding or arbitration (whether or not purportedly on behalf of the Borrowers or any of their Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or to the knowledge of the Borrowers threatened against or affecting any Borrower or Subsidiary or any of their respective properties which would result in any material adverse change in the business, operations, properties and assets (real and personal, tangible and intangible) or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole, or would materially adversely affect the ability of the Borrowers to perform their Obligations, and there is no basis known to the Borrowers for any such action, suit or proceeding.

     5.6    Compliance with Law.  Except as disclosed in Note 13 to the
            -------------------
Financial Statements delivered pursuant to Subsection 5.3.1 or in Section 5.5, none of the Borrowers or their Subsidiaries is (i) in violation of any applicable law which materially adversely affects or may materially adversely affect the business, operations, properties and assets (real and personal, tangible and intangible) or condition (financial or otherwise) of the Borrowers and their Subsidiaries, taken as a whole, or which would materially adversely affect the ability of the Borrowers to perform their obligations or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would have a materially adverse effect on the business, operations, properties and assets (real and personal, tangible and intangible) or condition (financial or otherwise) of the Borrowers and their Subsidiaries, taken as a whole, or which would materially adversely affect the ability of the Borrowers to perform its obligations.

     5.7    Payment of Taxes.  As of the Closing Date, the Borrowers and their
            ----------------
Subsidiaries have filed all federal tax returns and all other tax returns that are required to be filed by any of them, and have paid all taxes, assessments, fees and other governmental charges upon the Borrowers and their Subsidiaries and upon their respective properties and assets (real and personal, tangible and intangible), income and franchises which are due and payable in accordance with such returns, except to the extent permitted by Section 6.3. As of the Closing Date, the charges, accruals and reserves on the books of the Borrowers and their Subsidiaries in respect of any taxes or governmental charges are, in the opinion of the Borrowers, adequate and the Borrowers do not know of any proposed tax assessment against them or any of their Subsidiaries that would be material to the condition (financial or otherwise) of the Borrowers and their Subsidiaries, taken as a whole.

     5.8    Contractual Obligations: Performance.
            ------------------------------------

     5.8.1  Contractual Obligations.  Except as set forth in Exhibit 5.8.1
            -----------------------                          -------------
hereto, as of the Closing Date no Borrower or Subsidiary of any Borrower is a party to or is subject to any Contractual Obligation (other than Contractual Obligations entered into in the ordinary course of business of the Borrowers and their Subsidiaries or as otherwise permitted by this Loan Agreement) that is material to the Borrowers and their Subsidiaries, taken as a whole. None of such Contractual Obligations in existence as of the Closing Date will materially adversely affect the ability of the Borrowers to perform their obligations.

     5.8.2  Performance.  No Borrower or Subsidiary of any Borrower is in
            -----------
default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation of the Borrowers and any of their Subsidiaries and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a material adverse effect on the business, properties and assets (real and personal, tangible and intangible) operations or condition (financial or otherwise), of the Borrowers and their Subsidiaries, taken as a whole, and which would not materially adversely affect the ability of the Borrowers to perform their Obligations.

     5.9    Environmental Protection.  As of the Closing Date, each Borrower and
            ------------------------
Subsidiary of any Borrower has obtained all material permits, licenses and other authorizations that are required with respect to the operation of their businesses under any Environmental Law; each Borrower and Subsidiary is in compliance with all terms and conditions of the required permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws, except to the extent that the failure to comply therewith would not result in any material adverse change in the business, operations, properties and assets (real and personal, tangible and intangible) or condition (financial or otherwise) of the Borrowers and their Subsidiaries, taken as a whole, or materially adversely affect the ability of the Borrowers to perform their Obligations; including the matters set forth in Note 13 to the Financial Statements delivered pursuant to Subsection 5.3.1, there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or threatened against the Borrowers or any of their Subsidiaries relating in any way to the Environmental Laws which would result in any material adverse change in the business, operations, properties and assets (real and personal, tangible and intangible) or condition (financial or otherwise) of the Borrowers and their Subsidiaries, taken as a whole, or which would materially adversely affect the ability of the Borrowers to perform their Obligations; and there are no past or present (or, to the best of each Borrower's knowledge, future) events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with the Environmental Laws, or which may give rise to any common law or other legal liability, including, without limitation, liability under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or any similar state, local or foreign laws, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste, except to the extent that such non-compliance or liability would not result in any material adverse change in the business, operations, properties and assets (real and personal, tangible and intangible) or condition (financial or otherwise) of the Borrowers and their Subsidiaries, taken as a whole, or materially adversely affect the ability of the Borrowers to perform its obligations.

     5.10   Employee Benefit Plans.  The Borrowers and each of their
            ----------------------
Subsidiaries and each of their respective ERISA Affiliates are in compliance in all material respects with any applicable provisions of the Code and ERISA and the regulations and published interpretations thereunder with respect to all Pension Plans and Multiemployer Plans. As of the Closing Date, no Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan and neither the Borrowers, any of their Subsidiaries nor any of their respective ERISA Affiliates has incurred or reasonably expects to incur any withdrawal liability under ERISA to any Multiemployer Plan.

     5.11   Certain Fees.  No broker's or finder's fee or commission will be
            ------------
payable by or on behalf of the Borrowers with respect to this Loan Agreement or the transactions contemplated hereby, and the Borrowers hereby indemnify the Banks against and agrees that they will hold the Banks harmless from any claim, demand or liability for broker's or finder's fees alleged to have been incurred by the Borrowers in connection with this Loan Agreement or the transactions contemplated hereby.

     5.12   Defaults.  No Event of Default or Potential Default exists under
            --------
this Loan Agreement.

     5.13   Disclosure.  As of the Closing Date, there is no fact known to any
            ----------
Borrower which materially adversely affects the business, operations, properties and assets (real and personal, tangible and intangible) or condition (financial or otherwise) of the Borrowers and their Subsidiaries, taken as a whole, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated hereby.

     5.14   Margin Stock.  None of such Loans will be used for the purpose of
            ------------
purchasing or carrying any "margin stock" as defined in Regulations U, Regulation X or Regulation G, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U, Regulation X or Regulation G.

     5.15   Investment Company Act; Public Utility Holding Company Act.  No
            ----------------------------------------------------------
Borrower or Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.


                                  ARTICLE VI

                             AFFIRMATIVE COVENANTS
                             ---------------------

     The Borrowers hereby covenant and agree that so long as this Loan Agreement is in effect and until the Loans and the Letter of Credit Obligations, together with interest, fees and all other Obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated:

     6.1    Financial Statements and Other Reports.  The Borrowers will
            --------------------------------------
maintain, and cause each of their Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements of the Borrowers in conformity with GAAP. The Borrowers will deliver to each of the Banks:

            (a) as soon as practicable and in any event within 45 days after the end of each fiscal quarter in each of MCC's Fiscal Years, other than the fourth fiscal quarter, an unaudited consolidated balance sheet of MCC and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of earnings and shareholders equity of the Borrowers and their Subsidiaries for such fiscal quarter and year to date periods setting forth in comparative form the consolidated figures for the corresponding periods of the previous Fiscal Year;

            (b) as soon as practicable and in any event within 90 days after the end of each Fiscal Year of the Borrowers, a consolidated balance sheet of MCC and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, of cash flows and of shareholders equity of MCC and its Subsidiaries for such Fiscal Year, setting forth in comparative form the consolidated figures for the previous Fiscal Year, all in reasonable detail and accompanied by an opinion thereon of a firm of independent public accountants of recognized national standing selected by the Borrowers, which opinion shall not be subject to a "going concern" or similar qualification, to the effect that such consolidated financial statements have been prepared in accordance with GAAP and present fairly the financial condition of the Borrowers reported on and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

            (c) together with each delivery of financial statements of the Borrowers and their Subsidiaries pursuant to paragraph (a) and (b) above, a statement signed by MCC's Vice President-Finance and Chief Financial Officer, Treasurer or Controller to the effect that no Event of Default or Potential Default exists, and that such financial statements present fairly the financial position of MCC and its Subsidiaries and the results of their operations for the period covered thereby, and together with each delivery of financial statements of the Borrowers and their Subsidiaries pursuant to paragraphs (a) and (b) above, a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of such accounting periods with the applicable margins, ratios and covenants contained in Sections 2.4, 7.3, 7.4, 7.5 and 7.10;

            (d) together with each delivery of financial statements of MCC and its Subsidiaries pursuant to paragraph (b) above, a certificate of the accountants addressed to the Agent and the Banks who rendered the opinion with respect to such financial statements, stating that they have read this Loan Agreement and stating further whether, in making their audit, such accountants have become aware of any Event of Default or Potential Default under any of the terms or provisions of Sections 7.4, 7.5 and 7.10 of this Loan Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature thereof;

            (e) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by any Borrower to its security holders or by any Subsidiary of a Borrower to its security holders other than such Borrower or another Subsidiary, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Borrower or any of their Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions, and of all press releases and other statements made available generally by any Borrower or any Subsidiary to the public concerning material developments in the business of the Borrowers and their Subsidiaries;

            (f) promptly upon becoming aware (i) of any condition or event which constitutes an Event of Default or Potential Default, or that any Bank or Agent has given any notice or taken any other action with respect to a claimed Event of Default or Potential Default under this Loan Agreement, (ii) that any Person has given any notice to any Borrower or any Subsidiary of such Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.1.2, (iii) of the institution of any litigation involving an alleged liability of any Borrower or any Subsidiary equal to or greater than $10,000,000, individually or in the aggregate for all such litigation, or any adverse determination in any litigation involving a potential liability of the Borrowers or any of their Subsidiaries equal to or greater than $3,500,000, individually or in the aggregate for all related litigation,
     (iv) that any civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation or proceeding is pending or threatened against the Borrowers or any of their Subsidiaries, including, without limitation, with respect to any Environmental Laws, involving potential liability, penalties or sanctions (including, without limitation, estimated cleanup costs), equal to or greater than $10,000,000, individually or in the aggregate, or any adverse determination in any of the foregoing involving potential liability of the Borrowers or any of their Subsidiaries equal to or greater than $3,500,000, individually or in the aggregate, (v) of any condition or event which would be required to be disclosed in a current report filed by MCC with the Securities and Exchange Commission on Form 8-K if MCC were required to file such reports under the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, or (vi) of a material adverse change in the business, operations, properties and assets (real and personal, tangible and intangible) condition or prospects (financial or otherwise) of the Borrowers and their Subsidiaries, taken as a whole, an Officer's Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Person and the nature of such claimed default, Event of Default, Potential Default, event or condition, and what action the Borrowers have taken, is taking and proposes to take with respect thereto;

            (g) promptly upon becoming aware of the occurrence of any (i) Termination Event, or (ii) nonexempt "prohibited transaction," as such term is defined in Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Borrowers have taken, are taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the United States Department of Labor or the Pension Benefit Guaranty Corporation with respect thereto;

            (h) with reasonable promptness, copies of (i) all notices received by the Borrowers or any of their ERISA Affiliates of the Pension Benefit Guaranty Corporation's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (ii) all notices received by the Borrowers or any of their ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA; (iii) any application for the waiver or extension of the minimum funding requirements of the Code or ERISA; (iv) any notice of the failure of any Pension Plan to meet the minimum funding standards which is required under Section 101(d) of ERISA; and (v) any notice of the intent to terminate any Pension Plan which is required under
     Section 4041(2) of ERISA;

            (i) as soon as practicable and in any event within ninety (90) days after the beginning of each Fiscal Year, the consolidated proforma operating budget and capital expenditures budget included in the Borrowers' operating plan for such Fiscal Year, on a quarterly basis; and

            (j) with reasonable promptness, such other information and data with respect to the Borrowers or any of their Subsidiaries as from time to time may be reasonably requested by any Bank.

     6.2    Corporate Existence, etc.  Each Borrower will at all times preserve
            ------------------------
and keep in full force and effect its corporate existence and rights and franchises material to its business and, except as permitted under Section 7.6, those of each of their Subsidiaries; provided, that no Borrower shall be
                                     --------
required to preserve and keep in full force and effect the corporate existence of any Subsidiary that is not a Borrower hereunder or any right or franchise if such Borrower reasonably determines that the preservation thereof is no longer desirable in the conduct of the business of such Borrower and that the loss thereof is not disadvantageous in any material respect to the Banks.

     6.3    Payment of Taxes and Claims.  Each Borrower will, and will cause
            ---------------------------
each of their Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets (real and personal, tangible and intangible) or in respect of any of its franchises, business, income or property, and all claims (including, without limitation, claims for labor, services materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its properties or assets (real and personal, tangible and intangible); provided, that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

     6.4    Maintenance of Properties; Insurance.  Each Borrower will maintain
            ------------------------------------
or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or owned or leased in the business of such Borrower and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof unless disposed of in the ordinary course of business of such Borrowers and their Subsidiaries or as otherwise permitted by this Loan Agreement. Each Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of their Subsidiaries against loss or damage of the kinds customarily insured against by business entities of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other business entities; provided, that each Borrower may maintain reasonable self insurance (including reasonable deductibles or similar loss or retained risk thresholds).

     6.5    Inspection.  Each Borrower will permit any authorized
            ----------
representatives designated by any Bank to visit and inspect any of the properties of such Borrower or any of their Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Each Bank confirms to such Borrower that it is the policy and practice of such Bank to maintain in confidence all proprietary or confidential information received by it from its customers, and that it will use efforts to protect the confidentiality of such information commensurate with its efforts to maintain the confidentiality of its own proprietary or confidential information, subject to any obligation it may have to disclose such information to assignees or participants described in Section 10.3 hereof, and subject to any requirement that such information be disclosed in connection with any judicial, administrative or governmental proceeding or to any regulatory authority having jurisdiction over any of the Banks or their respective operations, or otherwise under lawful compulsion.

     6.6    Security for Obligations.  If any Borrower or any of their
            ------------------------
Subsidiaries shall create or assume any Lien upon any of its properties or assets (real and personal, tangible and intangible), whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 7.1, it shall, within 15 days after the creation of such Lien, make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured or entitled to be secured as long as any such other Indebtedness shall be so secured; provided, that this covenant shall not
         --------
be construed as consent by the Banks to any violation by the Borrowers of the provisions of Section 7.1.

     6.7    Compliance with Laws, etc.  The Borrowers and their Subsidiaries
            -------------------------
shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including, without limitation, all Environmental Laws, noncompliance with which would materially adversely affect the business, properties and assets (real and personal, tangible and intangible) operations or condition (financial or otherwise) of any Borrower or its Subsidiaries.

     6.8    Pari Passu.  All the payment Obligations of the Borrowers arising
            ----------
under or pursuant to the Loan Documents will at all times rank pari passu with all other unsecured and unsubordinated payment obligations and liabilities (including contingent obligations and liabilities) of each of the Borrowers (other than those which are mandatorily preferred by laws or regulations of general application).


                                  ARTICLE VII

                              NEGATIVE COVENANTS
                              ------------------

     The Borrowers hereby covenant and agree that so long as this Loan Agreement is in effect and until the Loans and the Letter of Credit Obligations, together with interest, fees and all other obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated:

     7.1    Liens.  The Borrowers will not, and will not permit any of their
            -----
Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any Borrower or any Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, except:

            (a) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by Section 6.3;

            (b) Statutory Liens of landlords and Liens of carriers, warehouses, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, and deposits made to obtain the release of such Liens;

            (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, stay, appeal or customs bonds', bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (d) Any attachment or judgment Lien not constituting an Event of Default pursuant to Section 8.1.8 hereof;

            (e) Liens of mortgages or pledges by Subsidiaries of a Borrower of all or part of their assets as security for Indebtedness owing by them to such Borrower or to another Subsidiary of such Borrower;

            (f) The pledge by a Borrower or any Subsidiary of such Borrower of documents representing merchandise being exported to any place outside the continental limits of the United States of America in connection with the discount or sale of foreign drafts or in connection with other similar methods of financing such export shipments;

            (g) Operating Leases, and all liens, rights of reverter and other possessory rights of the lessors thereunder;

            (h) Zoning restrictions, easements, rights-of-way or other restrictions on the use of real property, and minor irregularities in the title thereto; and any other Liens and encumbrances similar to those described in this paragraph (i) that were not incurred in connection with the borrowing of money or the obtaining of advances or credits; provided,
                                                                     --------
     that all of the foregoing do not in the aggregate materially detract from the value of the property of any Borrower and its Subsidiaries or materially impair the use thereof in the operation of their respective businesses or the marketability thereof;

            (i) Capital Leases, conditional sales agreements, and purchase money security interests granted in connection with the acquisition of fixed assets, provided, that the acquisition thereof is permitted by
                   --------
     Subsection 7.5.5, such Liens attach only to the property acquired thereby, and such Capital Leases, security interests, conditional sales agreements and/or other title retention arrangements secure Indebtedness not in excess of an aggregate of $10,000,000.00;

            (j) The pledge by Farmland MissChem, Ltd. of all of its assets to the project lenders on the Farmland MissChem Project and the pledge by MCC of all of its stock in Farmland MissChem, Ltd.

     7.2    Investments.  The Borrowers will not, and will not permit any of
            -----------
their Subsidiaries to, directly or indirectly, make or own any Investment in any Person, except:

            (a) The Borrowers and their Subsidiaries may make and own Investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof,
     (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's, (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating in one of the two highest rating categories of S&P or Moody's, (iv) certificates of deposit, bankers' acceptances or time deposits maturing within one year from the date of acquisition thereof issued by any of the Banks or any affiliate of any of the Banks, (v) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof or time deposits maturing within 30 days from the date of acquisition thereof issued by other commercial banks organized under the laws of the United States of America or any state thereof or the District of Columbia, each having shareholders' equity of not less than $125,000,000, or other commercial banks organized under the laws of a foreign country, each having shareholders' equity of not less than $500,000,000, and (vi) repurchase agreements with commercial banks or with securities dealers, in any case fully secured as to principal and interest by obligations described in clauses (i) - (v) of this paragraph (a);

            (b) Each Borrower may make and own Investments consisting of advances, loans, extensions of credit to or purchases of Securities of, or other Investments in, any of their Subsidiaries except NSI, and any Borrower's Subsidiaries may make and own Investments consisting of advances, loans, extensions of credit or purchases of Securities of, or other investments in, any Borrower and Subsidiaries (other than NSI) of such Borrower;

            (c) The Borrowers may make Investments in or loans to Farmland MissChem, Ltd. in connection with financing the Farmland MissChem Project of up to One Hundred Million Dollars ($100,000,000.00) in the aggregate;

            (d) The Borrowers and their Subsidiaries may continue to own Investments reflected in the Financial Statements delivered pursuant to Subsection 5.3.1. hereof; and

            (e) The Borrowers and their Subsidiaries may make and own other Investments not to exceed in the aggregate at any time outstanding 10% of their Consolidated Tangible Net Worth; provided, no additional Investment may be made in NSI.

The provisions of this Section 7.2 shall not restrict the applicability of
Section 7.6.

     7.3    Contingent Obligations.  Each Borrower covenants that it will not
            ----------------------
and will not permit any of their Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation, including, without limitation Contingent Obligations of any Borrower or any Subsidiary of such Borrower with respect to any other Subsidiary of a Borrower, except:

            (a) A Borrower may become or remain liable with respect to guaranties of the obligations of a Subsidiary (other than NSI) with respect to Operating Leases, employment agreements, raw material and other supply contracts, and indebtedness for borrowed money incurred in compliance with
     Section 7.10;

            (b) The Borrowers and their Subsidiaries may become and remain liable with respect to Contingent Obligations arising out of assignments by a Borrower or a Subsidiary (other than NSI) of Capital Leases and Operating Leases; and

            (c) The Borrowers and their Subsidiaries may become and remain liable with respect to Contingent Obligations arising out of (i) the indemnification of directors, officers, employees and agents to the extent permissible under any applicable Business Corporation Act or the corporation law of the jurisdiction in which a Borrower is incorporated or organized, (ii) the indemnification of investment bankers, commercial banks and other independent consultants or professional advisors pursuant to agreements relating to the underwriting of a Borrower's securities or the rendering of banking or professional services for such Borrower, and
     (iii) the indemnification of landlords, lessors, licensors, licensees and other parties pursuant to agreements entered into in the ordinary course of business by a Borrower or a Subsidiary;

            (d) The Borrowers may become liable with respect to the Farmland MissChem Project Contingent Obligations disclosed on Exhibit 5.3.2.
                                                          -------------

     7.4    Restricted Payments.  The Borrowers will not, and will not permit
            -------------------
any of their Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment; provided, that, so long as no
                                                 --------
Event of Default or Potential Default has occurred and is continuing or would occur as a result of such action:

            (a) MCC may make Restricted Payments if the cumulative amount of all such Restricted Payments (including any Restricted Payment proposed to be made) after the Closing Date would not exceed the sum of (i) $15,000,000.00; plus (ii) 50%, if positive, or minus 100%, if negative, of
                     ----
     cumulative Consolidated Net Income after June 30, 1996 to the end of the accounting month immediately preceding the date of the action by the board of directors of MCC declaring or authorizing such Restricted Payment, taken as a single period;

            (b)  The Borrowers may make Restricted Payments described in clause
     (ii)(C) of the definition of Restricted Payments at a price not to exceed $.01 per Shareholder Right or $1,000,000.00 in the aggregate for all such Shareholder Rights.

     7.5    Financial Covenants.
            -------------------

     7.5.1  Consolidated Tangible Net Worth.  The Borrowers will not permit
            -------------------------------
Consolidated Tangible Net Worth at the end of any quarterly or annual accounting period to be less than an amount equal to $190,000,000.00 during the Fiscal Year ending June 30, 1996, increasing on the first day of each Fiscal Year following the Fiscal Year ending June 30, 1996 and thereafter, on a cumulative basis, by an amount equal to fifty percent (50%) of positive Consolidated Net Income for the preceding Fiscal Year (but without reduction for any negative Consolidated Net Income) and increasing by one hundred percent (100%) of the amount of any new equity contributions made to the Consolidated Capital of MCC and its Subsidiaries, whether by sale of additional stock or otherwise, contemporaneously with the making of such additional equity contribution.

     7.5.2  Consolidated Funded Indebtedness to Consolidated Capital.  The
            --------------------------------------------------------
Borrowers will not permit the ratio of Consolidated Funded Indebtedness to Consolidated Capital at the end of any quarterly or annual accounting period to be greater than 0.40 to 1.00.

     7.5.3  Consolidated Funded Indebtedness to Consolidated EBITDA.  The
            -------------------------------------------------------
Borrowers will not permit the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA at the end of any quarterly or annual accounting period to be greater than 3.5 to 1.0, with Consolidated EBITDA being calculated for the purposes of this covenant only as the average Consolidated EBITDA for the last eight fiscal quarters (i.e., the sum of Consolidated EBITDA for each such quarter divided by eight) multiplied by the figure of four (4).

     7.5.4  Consolidated EBIT to Consolidated Total Interest Expense. The
            --------------------------------------------------------
Borrowers will not permit the ratio of Consolidated EBIT to Consolidated Total Interest Expense at the end of any quarterly or annual accounting period to be less than 3.0 to 1.0; provided, for the purposes of this covenant only, Consolidated EBIT shall be calculated by taking the average of the Consolidated EBIT for the last eight fiscal quarters (i.e., the sum of Consolidated EBIT for each such quarter divided by eight) multiplied by the figure of four (4).

     7.5.5  Capital Expenditures.  The Borrowers will not, and will not permit
            --------------------
any of their Subsidiaries to, purchase or otherwise acquire, or commit to purchase or otherwise acquire, any fixed or capital asset or otherwise make or incur obligations for Capital Expenditures by the expenditure of cash or the incurrence of Indebtedness, unless the Capital Expenditure is in the Borrowers' Line of Business and, if made in connection with an Acquisition, is in compliance with Section 7.6.

     7.6.   Restrictions on Fundamental Changes; Acquisitions.  No Borrower or
            -------------------------------------------------
any Subsidiary of a Borrower will (i) enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (ii) make an Acquisition, or (iii) convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any portion of its business, properties or assets (real and personal, tangible and intangible) or any stock or other Securities of any of their Subsidiaries, whether now owned or hereafter acquired, constituting a substantial portion (10% or more) of the Consolidated Tangible Net Worth of MCC and its Subsidiaries; provided, that, so long as no Event of Default or
                      --------
Potential Default has occurred and is continuing or would occur as a result thereof: (x) any Subsidiary of a Borrower may be merged or consolidated with or into such Borrower or any direct wholly-owned Subsidiary of such Borrower, or be liquidated, wound up or dissolved, or all or substantially all of its business, properties or assets (real and personal, tangible and intangible) may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to such Borrower or any direct wholly-owned Subsidiary of such Borrower; (y) MCC may sell its phosphate properties in the State of Florida; and (z) any Borrower or Subsidiary (other than NSI) may make an Acquisition of any Person in the Borrowers' Line of Business or merge or consolidate with a Person in the Borrowers' Line of Business, provided that such Borrower or Subsidiary is the corporation surviving in any merger or consolidation and that, in the case of an Acquisition that results in the creation of a new Subsidiary, the Person which is acquired and/or the new Subsidiary unconditionally guarantees the Obligations to the Banks pursuant to an enforceable agreement of guaranty and suretyship in form and substance, and with opinions of counsel, satisfactory to the Majority Banks; and provided further, that any such transaction would not cause an Event of Default or Potential Default under this Loan Agreement as demonstrated by the Borrowers to the Banks in a proforma Compliance Certificate showing compliance on a combined basis with the Person being acquired both before and after the transaction.

     7.7    ERISA.  The Borrowers will not, and will not permit any of their
            -----
ERISA Affiliates to:

            (a) engage in any transaction in connection with which a Borrower or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code in either case in an amount in any Fiscal Year greater than $500,000;

             (b) fail to make full payment when due of all amounts which, under the provisions of any Pension Plan or applicable law, the Borrowers or any of their ERISA Affiliates is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency with respect to any Pension Plan with respect to any plan year; or

             (c) fail to make any payment to any Multiemployer Plan that the Borrowers or any of their ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto.

As used in this Section 7.7, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Code.

     7.8     Transactions with Shareholders and Affiliates.  No Borrower or any
             ---------------------------------------------
of its Subsidiaries will, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of the voting power of MCC's capital stock, or with any Affiliate of MCC or of any such holder, on terms that are materially less favorable to such Borrower or that Subsidiary, as the case may be, than those which would be obtained at the time from Persons who are not such a holder or an Affiliate; provided, that the foregoing restriction shall not apply to any transaction
- --------
between a Borrower and another Borrower or any of their wholly-owned Subsidiaries or between any of their wholly-owned Subsidiaries.

     7.9     Subsidiary Securities.  Neither MCC nor any other Borrower will
             ---------------------
directly or indirectly, sell, assign, pledge or otherwise encumber or dispose of any shares or other Securities of any of their Subsidiaries, or permit any of their Subsidiaries, directly or indirectly, to sell, assign, pledge or otherwise encumber or dispose of any shares or other Securities of a Subsidiary, except
(i) to MCC or another Borrower, (ii) the issuance of promissory notes, drafts or other instruments or Securities by a Borrower or Subsidiary to evidence indebtedness otherwise permitted by Section 7.10 and (iii) to the extent otherwise permitted by Section 7.6.

     7.10    Indebtedness.  The Borrowers and their Subsidiaries will neither
             ------------
incur, create, assume, or permit to exist any Indebtedness except (i) the Obligations; (ii) Contingent Obligations permitted by Section 7.3 above; (iii) Indebtedness owed by any Subsidiary or Borrower to another Borrower, or by a Borrower to any other Borrower or Subsidiary (other than NSI); (iv) Indebtedness incurred in connection with the purchase of any real or personal property in the ordinary course of business, provided that the aggregate principal amount of indebtedness described in this Subparagraph (iv) shall not exceed Ten Million Dollars ($10,000,000.00) in the aggregate for all Borrowers and Subsidiaries at any time; (v) other unsecured Indebtedness for borrowed money (other than the Obligations and purchase money Indebtedness described in clause (iv) above) not exceeding Ten Million Dollars ($10,000,000.00) in the aggregate for all Borrowers at any time; and (vi) unsecured Subordinated Indebtedness not to exceed Ten Million Dollars ($10,000,000.00) if approved as to terms and conditions by the Majority Banks.

     7.11    Subsidiary Formation; Restrictions on Subsidiary Dividends.  Except
             ----------------------------------------------------------
for a Subsidiary formed directly in connection with an Acquisition as to which the provisions of Section 7.6 will apply, no Borrower or Subsidiary will form any other Subsidiary unless simultaneously therewith the newly formed Subsidiary delivers to the Banks an unconditional guaranty of the Obligations in form and substance satisfactory to the Majority Banks, together with an opinion of counsel with respect to the enforceability of same acceptable to the Majority Banks. Neither MCC nor any other Borrower will permit any Subsidiary (including any Borrower which is a Subsidiary) to enter into any agreement prohibiting or restricting the declaration or payment of cash dividends or other payments by such Subsidiary in respect of Securities of such Subsidiaries to, or the making of loans, advances to, or other Investments by such Subsidiary in, MCC and the other Borrowers.

     7.12    Independence of Covenants.  All covenants hereunder shall be given
             -------------------------
independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Default if such action is taken or condition exists.


                                 ARTICLE VIII

                               EVENTS OF DEFAULT
                               -----------------

     8.1     Events of Default.  If any of the following conditions or events
             -----------------
("Events of Default") shall occur:

     8.1.1   Failure to Make Payments When Due.  Failure of the Borrowers to
             ---------------------------------
make any payment or prepayment of principal when due hereunder, whether at stated maturity, by acceleration or otherwise; or failure of the Borrowers to pay any interest, fees or other amounts due under this Loan Agreement within five (5) days after the date when due hereunder; or

     8.1.2   Default in Other Agreements.  Failure of the Borrowers or any of
             ---------------------------
their Subsidiaries to pay, or any default in the payment of any principal or interest on any Indebtedness (other than Indebtedness evidenced by the Notes) or in the payment of any Contingent Obligation, in either case where the aggregate Indebtedness or Contingent Obligation exceeds $1,000,000, beyond any period of grace provided; or any breach or default with respect to any evidence of any Indebtedness or Contingent Obligation (other than the Indebtedness evidenced by the Notes) or of any loan agreement, mortgage, indenture or other agreement relating thereto where the aggregate principal amount of such Indebtedness or Contingent Obligation then outstanding exceeds $1,000,000, beyond any period of grace provided, if the effect of such failure, default or breach is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation to become or be declared due prior to its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

     8.1.3   Breach of Certain Covenants.  Failure of the Borrowers to perform
             ---------------------------
or comply with any term or condition contained in Sections 6.2, 6.6, 7.1, 7.4,
7.5 or 7.6 of this Loan Agreement; or

     8.1.4   Warranty.  Any representations or warranties made herein by a
             --------
Borrower or in any statement or certificate at any time given by or on behalf of any Borrower in writing pursuant hereto or in connection herewith shall be false in any material respect on the date as of which made; or

     8.1.5   Other Defaults under this Loan Agreement.  Any Borrower shall
             ----------------------------------------
default in the performance of or compliance with any provision contained in this Loan Agreement other than those referred to above in Sections 8.1, 8.1.3 or
8.1.4 and such default shall not have been remedied or waived within fifteen
(15) days after receipt of notice from the Agent or any Bank of such default, in the case of Sections 7.2-7.3 or 7.7-7.11, or within thirty (30) days after receipt of notice from the Agent or any Bank of such default, in the case of any other provision contained in this Loan Agreement; or

     8.1.6   Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A decree
             ----------------------------------------------------
or order for relief in respect of any Borrower or any Subsidiary shall have been entered in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or (ii) an involuntary case is commenced against any Borrower or any Subsidiary under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over a Borrower or a Subsidiary, or over all or a substantial part of its property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of a Borrower or a Subsidiary for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of a Borrower or a Subsidiary, and the continuance of any such events described in this clause (ii) for 60 consecutive days unless dismissed, bonded or discharged; or

     8.1.7   Voluntary Bankruptcy: Appointment of Receiver, etc.  Any Borrower
             --------------------------------------------------
or Subsidiary shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion to an involuntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by any Borrower or Subsidiary of any assignment for the benefit of creditors; or the inability or failure of any Borrower or a Subsidiary, or the admission by any Borrower or a Subsidiary in writing of its inability to pay its debts as such debts become due; or the Board of Directors of any Borrower or a Subsidiary (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

     8.1.8   Judgments and Attachments.  Any money judgment, writ or warrant of
             -------------------------
attachment or similar process involving in any case an amount in excess of $5,000,000 or any series of money judgments, writs or warrants of attachment or similar processes involving in the aggregate an amount in excess of $5,000,000 shall be entered or filed against any Borrower or Subsidiary or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale under any such judgment, writ or warrant of attachment or similar process; or

     8.1.9   Change of Control.  The occurrence of a Change of Control with
             -----------------
respect to MCC; or

     8.1.10  Condemnations and Seizures.  Any court, government or governmental
             --------------------------
agency shall condemn, seize or otherwise appropriate, or take custody or control of all or any portion of the property of a Borrower or Subsidiary constituting a substantial portion of the total assets of such Borrower or Subsidiary; or

     8.1.11  Dissolution.  Any order, judgment or decree shall be entered
             -----------
against any Borrower decreeing the dissolution or split up of such Borrower and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

     8.1.12  Unfunded ERISA Liabilities.  (i) Any Pension Plan maintained by the
             --------------------------
Borrowers or any of their ERISA Affiliates shall be terminated within the meaning of Title IV of ERISA, (ii) a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan, (iii) the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Pension Plan, or (iv) the Borrowers or any of their ERISA Affiliates shall withdraw (under Section 4063 of ERISA) from a Pension Plan, if, as of the date thereof or any subsequent date, the sum of each of the Borrower's and its ERISA Affiliates' various liabilities (such liabilities to include, without limitation, any liability to the Pension Benefit Guaranty Corporation (or any successor thereto) or to any other party under Sections 4062, 4063 or 4064 of ERISA or any other provision of law) resulting from or otherwise associated with such events listed in clauses (i) through (iv) above exceeds $5,000,000;

then, in any such event, and at any time thereafter, the Agent, upon the written
- ----
direction of the Majority Banks, shall, by written notice to the Borrowers take any of the following actions:

             (a)    Termination of Commitments.  Declare the Banks' obligations
                    --------------------------
     to make Loans and the Letter of Credit Bank's obligation to issue Letters of Credit to be terminated whereupon the Banks' Commitments shall be immediately terminated and any commissions or fees relating to the Commitments shall thereupon become immediately due and payable without further notice of any kind;

             (b)    Default Rate.  Charge the default rate of interest on all
                    ------------
     Loans and the default Letter of Credit fee on all Letters of Credit as specified in Section 3.1 hereof;

             (c)    Acceleration of Loans.  Declare the unpaid principal of and
                    ---------------------
     any accrued interest in respect of all the Notes to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers;

             (d)    Enforcement of Rights.  Enforce any and all rights and
                    ---------------------
     interests created and existing under the Loan Documents and all rights of set-off;

             (e)    Cash Collateral.  Direct the Borrowers to pay (and the
                    ---------------
     Borrowers agree that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 8.1.6, 8.1.7 or 8.11), they will immediately without notice pay to the Agent an amount equal to the then outstanding Letter of Credit Obligations which at the option of the Borrowers will either be used to prepay such outstanding Letter of Credit Obligations or paid to the Agent to be held in a cash collateral account in the name of the Agent and under the dominion and control of the Agent as additional security for the reimbursement obligations which may thereafter arise on account of subsequent drawings or payments under Letters of Credit still outstanding.

provided, however, that, notwithstanding the foregoing, if an Event of Default
- --------
specified in Section 8.1.6, 8.1.7 or 8.1.9 shall occur, then the Banks' Commitments shall automatically terminate and the Notes, the Loans, and any Letter of Credit Obligations shall immediately become due and payable without the giving of any notice or other action by Agent or the Banks.

                                  ARTICLE IX

                               AGENCY PROVISIONS
                               -----------------

     9.1    Appointment.  Each Bank hereby irrevocably designates and appoints
            -----------
the Agent to act for it as specified herein and the other Loan Documents, and each such Bank hereby irrevocably authorizes the Agent, as the Agent for such Bank, to take such action on its behalf under the provisions of this Loan Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms hereof and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Loan Documents, the Agent shall not have any duties or responsibilities except those expressly set forth herein and therein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Loan Agreement or any of the other Loan Documents, or shall otherwise exist against the Agent. The provisions of this Article are solely for the benefit of the Agent and the Banks and the Borrowers shall not have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Loan Agreement and the other Loan Documents, the Agent shall act solely as Agent of the Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrowers.

     9.2    Delegation of Duties.  The Agent may execute any of its respective
            --------------------
duties hereunder or under the other Loan Documents by or through Agent or attorneys-in-fact and shall be entitled to advice of counsel concerning all legal matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 9.3.

     9.3    Exculpatory Provisions.  Neither the Agent nor any of its respective
            ----------------------
officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(a) liable for any action lawfully taken or omitted to be taken by them or such Person under or in connection herewith or in connection with any of the other Loan Documents (except for their or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrowers contained herein or in any of the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection herewith or in connection with the other Loan Documents, or enforceability or sufficiency herefor of any of the other Loan Documents, or for any failure of any of the Borrowers to perform their obligations hereunder or thereunder. The Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Loan Agreement or any of the other Loan Documents or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by or on behalf of any Borrower to the Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Potential Default or Event of Default or to inspect the properties, books or records of the Borrowers.

     9.4    Reliance on Communications.  The Agent shall be entitled to rely,
            --------------------------
and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such Agent. The Agent may deem and treat the Banks as the owner of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent in accordance with this Loan Agreement. The Agent shall be fully justified in failing or refusing to take any action under this Loan Agreement or under any of the other Loan Documents unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by them by reason of taking or continuing to take any such action. Except as expressly provided to the contrary herein, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Loan Documents in accordance with a request of the Majority Banks (or to the extent specifically provided in Section 10.6, with a request of all the Banks) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks (including their successors and assigns).

     9.5    No Default.  The Agent shall not be deemed to have knowledge or
            ----------
notice of the occurrence of any Potential Default or Event of Default hereunder unless the Agent has received notice from a Bank or the Borrowers referring to the Loan Document, describing such Potential Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Potential Default or Event of Default as shall be directed by the Majority Banks; provided that, unless and
                                                       --------
until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Default or Event of Default as it shall deem advisable in the best interests of the Banks.

     9.6    Non-Reliance on Agent and Other Banks.  Each Bank expressly
            -------------------------------------
acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to them and that no act by the Agent or any respective affiliate thereof hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Loan Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Loan Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrowers which may come into the possession of the Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

     9.7    Indemnification.  The Banks agree to indemnify the Agent in its
            ---------------
capacity as such on a pro rata basis based upon the Commitment Percentages of the Banks from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Loan Agreement or the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no
                                                            --------
Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent paid by the Borrowers or to the extent resulting from the Agent's gross negligence or willful misconduct. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the payment of the Obligations and all other amounts payable hereunder and under the other Loan Documents.

     9.8    Agent in its Individual Capacity.  The Agent and its respective
            --------------------------------
affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Agent were not an Agent hereunder. With respect to the Loans made hereunder, the Agent shall have the same rights and powers under this Loan Agreement as any Bank and may exercise the same as though it were not an Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

     9.9    Successor Agent.  Agent may, at any time, resign as Agent hereunder
            ---------------
upon 30 days written notice to the Banks, and be removed as an Agent hereunder with or without cause by the Majority Banks upon 30 days written notice to such Agent. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent with the consent of the Borrowers, so long as the Borrowers are not in default. If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 days after the notice of resigning Agent's resignation or the Majority Banks, notice of removal, then the retiring Agent shall select a successor Agent provided such successor Agent is a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent under this Loan Agreement and the other Loan Documents and the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Loan Agreement.


                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

     10.1   Notices.  Except as otherwise expressly provided herein, all notices
            -------
and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth opposite such party's name on the signature pages hereto, or at such other address as such party may specify by written notice to the other parties hereto.

     10.2   Right of Set-Off.  In addition to any rights now or hereafter
            ----------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Bank (including, without limitation, branches, agencies or Affiliates of such Bank wherever located) to or for the credit or the account of the Borrowers against obligations and liabilities of the Borrowers to such Bank hereunder, under the Notes, the other Loan Documents or otherwise, irrespective of whether such Bank shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Bank subsequent thereto. The Borrowers hereby agree that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 10.3(c) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Bank hereunder.

     10.3   Participations and Assignments.
            ------------------------------

            (a) This Loan Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrowers, Banks, and Agent and their respective successors and assigns; provided, however, that Borrowers may not
                                   --------  -------
assign, transfer or delegate any of its rights, duties or obligations under this Loan Agreement or the other Loan Documents without the prior written consent of Agent and Banks. Banks may assign, sell and transfer their interests, rights and obligations under this Loan Agreement and the other Loan Documents only in accordance with this Section 10.3.

            (b) With the prior written consent of the Agent and the Borrowers, any Bank may assign to one or more Eligible Assignees all, or a proportionate part of all, of its interests, rights and obligations under this Loan Agreement and the other Loan Documents; provided, however, that (i) each such assignment
                              --------  -------
shall be of a constant, and not a varying, percentage of all of the assigning Bank's interests, rights and obligations under this Loan Agreement, (ii) the amount of each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment) shall not be less than the lesser of
(A) the entire amount of such Bank's Commitments, Notes, Loans and Letter of Credit Interests, or (B) the principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (iii) the assignment shall be of an equal percentage in such Bank's Three Year Commitment and Facility and its 364 Day Commitment and Facility, and (iv) the parties to each such assignment shall execute and/or deliver to Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment, and a processing and recordation fee of $3,500 payable to Agent. Upon such execution, delivery, acceptance and recording, from and after the "Effective Date" specified in the Assignment and Acceptance, which "Effective Date," unless Agent otherwise agrees, shall be not earlier than five Business Days after the date of acceptance and recording by Agent (provided, however,
                                                          --------  -------
that, as between the assigning Bank and the assignee thereunder only, the effective date shall be the effective date of execution and delivery as between such Persons as specified in the Assignment and Acceptance), (A) the assignee thereunder shall be a Bank under this Loan Agreement and, to the extent provided in such Assignment and Acceptance, have the interests, rights and obligations of a Bank hereunder and (B) the assigning Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its contractual obligations under this Loan Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the assigning Bank's interests, rights and obligations under this Loan Agreement, such assigning Bank shall cease to be a Bank under this Loan Agreement). Each Bank shall, in a reasonably prompt fashion after it has engaged in any material discussions with an Eligible Assignee that may lead to an assignment referred to in this Section 10.3, notify Agent and Borrowers of the identity of such Eligible Assignee so that they will have sufficient time to determine if they are willing to consent.

            (c) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the Eligible Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assignee is an Eligible Assignee; (ii) other than as provided in the Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any representations, warranties or other statements made in or in connection with this Loan Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Loan Agreement or any other Loan Document; (iii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or any Subsidiary or the performance or observance by Borrowers or any Subsidiary of any of its obligations under this Loan Agreement or any other Loan Document; (iv) such assignee confirms that it has received a copy of this Loan Agreement, together with copies of the most recent Financial Statements and such other agreements, documents, instruments, certificates and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon Agent, such assigning Bank or any other Bank and based on such agreements, documents, instruments, certificates and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Loan Agreement and the other Loan Documents; (vi) such assignee appoints and authorizes the Agent to take such action as such Agent on its behalf and to exercise such powers under this Loan Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto;
(vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Loan Agreement and the other Loan Documents are required to be performed by it as a Bank; and (viii) such assignee makes loans in the ordinary course of its business.

            (d) Agent shall maintain at its offices in Nashville, Tennessee a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amount of the Loans owing to each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be
                        --------
conclusive in the absence of manifest error and Borrowers, Subsidiaries, Agent and Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Loan Agreement. The Register shall be available for inspection by Borrowers, Subsidiaries and Banks at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an Eligible Assignee and the required processing and recordation fee, Agent shall, if such Assignment and Acceptance is duly completed and is in the required form, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the

Register and (iii) give prompt notice thereof to Banks and Borrowers. Within five Business Days after its receipt of any such notice from Agent, Borrowers, at their own expense, shall execute and deliver to Agent, in exchange for the surrendered Note or Notes, a new Note or Notes payable to the order of such assignee in the appropriate principal amount(s) evidencing such assignee's assigned Loans and Commitments, and, if the assignor Bank has retained a portion of its Loans and Commitments, a new Note or Notes payable to the order of such assignor in the appropriate principal amount(s) evidencing such assignor's Loans and Commitments retained by it. Such new Note(s) shall be dated the date of the surrendered Note(s) which they replace and shall otherwise be in substantially the form of the surrendered Notes, as appropriate.

            (f) Each Bank may, with the prior written consent of Borrowers (not to be unreasonably withheld) and the Agent, sell participations to one or more banks in all or a portion of its interests, rights and obligations under this Loan Agreement (including all or a portion of its Loans or Commitments) held by it; provided, however, that (i) such Bank shall remain a Bank for all
            --------  -------
purposes of this Loan Agreement and the transferee of such participation shall not constitute a Bank under this Loan Agreement, (ii) such Bank's obligations under this Loan Agreement shall remain unchanged, (iii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating banks or other entities shall be entitled to the benefit of the provisions contained in Sections 3.4 and 3.5 to the same extent as if they were Banks, except that no such participant shall be entitled to receive any greater benefit pursuant to such Sections than its assignor Bank would have been entitled to receive with respect to the rights participated, and
(v) Borrowers, Subsidiaries, Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's interests, rights and obligations under this Loan Agreement, and such Bank shall retain the sole right to enforce the obligations of Borrowers and its Subsidiaries relating to the Loans and to approve any amendment, modification or waiver of any provision of this Loan Agreement, provided that such participation agreement may
                                  -------- ----
provide that such Bank will not agree to any amendment, modification or waiver of this Loan Agreement or the other Loan Documents, without the consent of such participant, that would (A) reduce the principal or the rate of interest payable by Borrowers on any Loan or reduce any fees payable by Borrowers, (B) postpone any date fixed for the payment of principal of or interest on the Loans or any fees payable by Borrowers, (C) increase any Commitment of any Bank or subject any Bank to any obligation to make Loans, or (D) amend Section 10.3 or any other provision of this Loan Agreement requiring the consent or other action of all Banks.

            (g) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.3, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrowers or any Subsidiary on the Loan Documents furnished to such Bank by or on behalf of the Borrowers or any Subsidiary; provided, however, that, prior to any such disclosure, each such
            --------  -------
assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any non-public information received from such Bank.

            (h)   Notwithstanding anything to the contrary contained in this
Section 10.3, any Bank may at any time or from time to time assign all or any portion of its rights under this Loan Agreement with respect to its Loans, Commitments and Notes to a Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations under this Loan Agreement.

     10.4   No Waiver; Remedies Cumulative.  No failure or delay on the part of
            ------------------------------
Agent or any Bank in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Borrowers and Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Bank would otherwise have. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Agent or the Banks to any other or further action in any circumstances without notice or demand.

     10.5   Payment of Expenses, etc.  Subject to the October 17, 1995 letter
            ------------------------
from NationsBanc Capital Markets, Inc. to MCC regarding closing costs, the Borrowers agree to: (a) pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the syndication of this Loan Agreement, the due diligence associated with this transaction and the negotiation, preparation, execution and delivery and administration of this Loan Agreement and the other Loan Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of special counsel to the Agent) and any amendment, waiver or consent relating hereto and thereto, including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Borrowers under this Loan Agreement and of the Banks in connection with enforcement of the Loan Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and each of the Banks); (b) pay and hold each of the Banks harmless from and against any and all present and future stamp, recording and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (c) indemnify each Bank, its officers, directors, employees, representatives and Agent from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Bank is a party thereto) related to the entering into and/or performance of any Loan Document or the use of proceeds of any Loans hereunder or the consummation of any other transactions contemplated in any Loan Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

     10.6   Amendments, Waivers and Consents.  Neither this Loan Agreement nor
            --------------------------------
any other Loan Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by the Majority Banks and the Borrowers, provided that no such amendment, change, waiver, discharge or
           --------
termination shall, without the consent of each Bank, (a) extend the scheduled maturities, including the final maturity (except as provided in the definition of Termination Dates for the 364 Day Facility and the Three Year Facility) and any mandatory prepayments, of any Loan or any portion thereof, or reduce the rate or extend the time of payment of interest thereon (other than additional interest payable under Section 3.1 during the continuance of any Event of Default) or fees hereunder or reduce the principal amount thereof, (b) increase the Commitment of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute such an increase), (c) amend, modify or waive any provision of this Section, (d) reduce any percentage specified in, or otherwise modify, the definition of Majority Banks, (e) consent to the assignment or transfer by the Borrowers of any of their rights and obligations under (or in respect of) this Loan Agreement or (f) modify the definition of "Termination Dates." No provision of Article IX may be amended without the consent of the Agent.

     10.7   Counterparts.  This Loan Agreement may be executed in any number of
            ------------
counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. it shall not be necessary in making proof of this Loan Agreement to produce or account for more than one such counterpart.

     10.8   Headings.  The headings of the sections and subsections hereof are
            --------
provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Loan Agreement.

     10.9   Survival.  All indemnities set forth herein, including, without
            --------
limitation, in Section 3.4, 10.5, and 10.16, shall survive the execution and delivery of this Loan Agreement, the making of the Loans, the repayment of the Loans and other obligations of the Borrowers hereunder and the termination of the Commitments hereunder.

     10.10  Calculations; Computations.
            --------------------------

            (a) The financial statements furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP applied on a consistent basis for the periods involved.

            (b) All computations of interest and fees hereunder shall be made on the basis of actual number of days elapsed over a year of 360 days.

            (c) In the event any payment of principal, interest, fees or other amount is due on a day which is not a Business Day, the payment shall be extended to the next succeeding Business Day together with, in the case of a payment of principal, interest thereon to the date of payment (except that in the case of Eurodollar Loans, if the next succeeding Business Day is in a different calendar month, then on the next preceding Business Day).

     10.11  Governing Law; Submission to Jurisdiction; Venue.
            ------------------------------------------------

            (a) THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE. Any legal action or proceeding with respect to this Loan Agreement or any other Loan Document may be brought in the courts of the State of Tennessee in Davidson County, or of the United States for the Middle District of Tennessee, and, by execution and delivery of this Loan Agreement, the Borrowers hereby irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of such courts. The Borrowers further irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Borrower at its address for notices set forth beneath its signature, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Banks to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Borrowers in any other jurisdiction.

            (b) The Borrowers hereby irrevocably waive any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Loan Agreement or any other Loan Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (c) EACH BORROWER AND EACH BANK HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     10.12  Severability.  If any provision of any of the Loan Documents is
            ------------
determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     10.13  Entirety.  This Loan Agreement together with the other Loan
            --------
Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents or the transactions contemplated herein and therein.

     10.14  Survival.  All representations and warranties made by the Borrowers
            --------
herein shall survive delivery of the Notes and the making of the Loans hereunder.

     10.15  Pro Rata, Sharing.  Each Bank agrees that, if it should receive any
            -----------------
amount hereunder (whether voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents or otherwise) which is applicable to the payment of the principal of, or interest or fees on, the Loans, of a sum which with respect to the related sum or sums received by the other Banks is in a greater proportion than the total of such obligation than owned and due to such Bank bears to the total of such obligation prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the obligations of the Borrowers to such Banks in such amount as will result in a proportional participation by all of the Banks in such amount, provided that if
                                                               --------
all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     10.16  Indemnity.
            ---------

            (a) In addition to the payment of expenses pursuant to Section 10.5, the Borrowers agree to indemnify, pay and hold the Agent, the Banks and any permitted holder of the Notes, and the officers, directors, employees and agents of each of the foregoing (collectively called the "Indemnitees") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitee by any Person, in any manner relating to or arising out of or pursuant to this Loan Agreement or by reason of any action taken by any of them in good faith in furtherance of the provisions of this Loan Agreement (the "Indemnified Liabilities"); provided, that the Borrowers
                                                --------
     shall have no obligation hereunder with respect to Indemnified Liabilities arising from (i) the gross negligence or willful misconduct of any such Indemnitee; (ii) any action between a Borrower and one or more Indemnitees in which such Borrower is the prevailing party; or (iii) any action between any Bank and assignee or participant of that Bank with respect to the matters contemplated by Section 10.3 hereof.

            (b) Without limiting the generality of Section 10.16(a) hereof, the Borrowers unconditionally agree to forever indemnify, defend and hold harmless, and covenant not to sue for any claim for contribution against, the Banks and the Agent for any damages, costs, loss or expense, including without limitation, response, remedial or removal costs, arising out of any of the following: (i) any presence, release, threatened release or disposal of any hazardous or toxic substance or petroleum by any Borrower or otherwise occurring on or with respect to its property, (ii) the operation or violation of any environmental law, whether federal, state, or local, and any regulations promulgated thereunder, by any Borrower or otherwise occurring on or with respect to its property, (iii) any claim for personal injury or property damage in connection with any Borrower or otherwise occurring on or with respect to its property, and (iv) the inaccuracy or breach of any environmental representation, warranty or covenant by any Borrower made herein or in any loan agreement, promissory note, or any other instrument or document evidencing or securing any indebtedness, obligations or liabilities of any Borrower owing to the Banks or setting forth terms and conditions applicable thereto or otherwise relating thereto, except for damages arising from a Bank's willful misconduct or gross negligence. This indemnification shall survive the payment and satisfaction of all indebtedness, obligations and liabilities of the Borrowers owing to the Banks and the termination of this Loan Agreement, and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim under this indemnification. This indemnification shall be binding upon the successors and assigns of each Borrower and shall inure to the benefit of Banks, the Agent, and their directors, officers, employees, agents, and collateral trustees, and their successors and assigns.

            (c) As soon as is practicable after receipt by an Indemnitee of notice of the making of any claim, the service of any complaint or the commencement of any action or proceeding (collectively, a "Claim") by any Person other than the Borrowers with respect to which indemnification is sought hereunder, the Indemnitees will notify the Borrowers in writing of such Claim, naming the counsel such Indemnitee proposes to use to defend against such Claim (but failure to so notify the Borrowers will not relieve the Borrowers from any liability which they may have hereunder or otherwise, except to the extent that such failure materially prejudices the Borrowers' rights). The Borrowers shall have the right to approve the counsel proposed to be used by such Indemnitee in the defense of such Claim, but such approval shall not be unreasonably delayed. Such counsel shall consist of a single firm for all Indemnitees unless counsel to any Indemnitee shall advise it in writing that a conflict of interest exists between it and one or more other Indemnitees in conducting the defense of such Claim that would make advisable or prudent the retaining of separate counsel for the defense of such Claim, in which case an additional firm may be retained on behalf of each such Indemnitee so advised. The Borrowers shall also have the right to approve any proposed settlement of any such Claim, but such approval shall not be unreasonably withheld or delayed.

     10.17  Change in Accounting Principles.  If any change in accounting
            -------------------------------
principles from those used in the preparation of the Financial Statements referred to in Subsection 5.3.1 is hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or the Securities and Exchange Commission (or successors thereto or agencies with similar functions) and results in a change in the method of calculation of financial covenants, standards or terms found in Articles I, VI and VII hereof, the parties hereto agree to enter into negotiations in order to amend such provisions so as equitably to reflect such changes with the desired result that the criteria for evaluating the Borrowers' financial condition shall be the same after such changes in accounting principles as if such changes in accounting principles had not been made. Until such negotiations are completed to the satisfaction of the Banks and the Borrowers and this Agreement amended to reflect the results of such negotiations, such changes in accounting principles shall not become effective for purposes of determining compliance with this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Loan Agreement to be duly executed and delivered as of the date first above written.

                                 MISSISSIPPI CHEMICAL CORPORATION


                                 By:_______________________________________

                                 Title:_____________________________________

                                 Address:

                                 P.O. Box 986
                                 Highway 49 East
                                 Yazoo City, MS 39194
                                 Attn: Timothy A. Dawson
                                 Telephone: 601/756-9158
                                 Facsimile: 601/751-2978


                                 MISSISSIPPI PHOSPHATES CORPORATION


                                 By:_______________________________________

                                 Title:_____________________________________

                                 Address:

                                 P.O. Box 986
                                 Highway 49 East
                                 Yazoo City, MS 39194
                                 Attn: Timothy A. Dawson
                                 Telephone: 601/756-9158
                                 Facsimile: 601/751-2978


                                 MISSISSIPPI POTASH, INC.


                                 By:_______________________________________

                                 Title:_____________________________________

                                 Address:

                                 P.O. Box 986
                                 Highway 49 East
                                 Yazoo City, MS 39194
                                 Attn: Timothy A. Dawson
                                 Telephone: 601/756-9158
                                 Facsimile: 601/751-2978

                                 MCC PIPELINE, INC.


                                 By:_______________________________________

                                 Title:_____________________________________

                                 Address:

                                 P.O. Box 986
                                 Highway 49 East
                                 Yazoo City, MS 39194
                                 Attn: Timothy A. Dawson
                                 Telephone: 601/756-9158
                                 Facsimile: 601/751-2978


                                 NATIONSBANK OF TENNESSEE, N.A.,
                                 individually, as Swingline Bank,
                                 and as Agent
Committed Amount:
- ----------------
$20,000,000
                                 By:_______________________________________
     Three Year Commitment
     ---------------------
     $13,600,000                 Title:_____________________________________
     364 Day Commitment
     ------------------
     $6,400,000                  Address:
                                 NationsBank of Tennessee, N.A.
Initial Commitment Percentage:   One NationsBank Plaza
16%                              M-2
                                 Nashville, Tennessee 37219
                                 Attn: Michael D. McKay
                                 Telephone: 615-749-4141
                                 Facsimile: 615-749-4762

                                 Address as Agent:

                                 NationsBank of Tennessee, N.A.
                                 One NationsBank Plaza
                                 M-2
                                 Nashville, Tennessee 37219
                                 Attn: Michael D. McKay
                                 Telephone: 615-749-4141
                                 Facsimile: 615-749-4762

                                 ABN AMRO BANK N.V.

Committed Amount:
- ----------------
$15,000,000
                                 By:_______________________________________
     Three Year Commitment
     ---------------------
     $10,200,000                 Title:____________________________________
     364 Day Commitment
     ------------------
     $4,800,000                  Address:
                                 Suite 1200
Initial Commitment Percentage:   One Ravinia Drive
12%                              Atlanta, Georgia 30346
                                 Attn: Michiel H. van Cranenburgh
                                 Phone: 770/399-7378
                                 Fax: 770/395-9188

                                 THE BANK OF NOVA SCOTIA
Committed Amount:
- ----------------
$15,000,000
                                 By:_______________________________________
     Three Year Commitment
     ---------------------
     $10,200,000                 Title:____________________________________
     364 Day Commitment
     ------------------
     $4,800,000                  Address:
                                 Suite 3000
Initial Commitment Percentage:   1100 Louisiana
12%                              Houston, TX 77002
                                 Attn: Michael Nepveux
                                 Phone: 713/759-3439
                                 Fax: 713/752-2425


                                 CIBC INC.
Committed Amount:
- ----------------
$15,000,000
                                 By:_______________________________________
     Three Year Commitment
     ---------------------
     $10,200,000                 Title:____________________________________
     364 Day Commitment
     ------------------
     $4,800,000                  Address:
                                 Two Paces West
Initial Commitment Percentage:   Suite 1200
12%                              2727 Paces Ferry Road
                                 Atlanta, Georgia 30339
                                 Attn: William C. Humphries
                                 Phone: 770/319-4906
                                 Fax: 770/319-4900

                                 CAISSE NATIONALE DE CREDIT AGRICOLE
Committed Amount:
- ----------------
$15,000,000
                                 By:_______________________________________
     Three Year Commitment
     ---------------------
     $10,200,000                 Title:____________________________________
     364 Day Commitment
     ------------------
     $4,800,000                  Address:
                                 47th Floor
Initial Commitment Percentage:   55th East Monroe
12%                              Chicago, IL 60603-5702
                                 Attn: Ted Tice
                                 Phone: 312/917-7463
                                 Fax: 312/372-3455


                                 SUNTRUST BANK, ATLANTA
Committed Amount:
- ----------------
$15,000,000
                                 By:_______________________________________
     Three Year Commitment
     ---------------------
     $10,200,000                 Title:____________________________________
     364 Day Commitment
     ------------------
     $4,800,000
                                 By:_______________________________________
Initial Commitment Percentage:
12%                              Title:____________________________________

                                 Address:
                                 25 Park Place
                                 25th Floor (MC176)
                                 Atlanta, Georgia 30302
                                 Attn: Greg Cannon
                                 Phone: 404/827-6887
                                 Fax: 404/230-5305


                                 HARRIS TRUST AND SAVINGS BANK
Committed Amount:
- ----------------
$17,500,000
                                 By:_______________________________________
     Three Year Commitment
     ---------------------
     $11,900,000                 Title:____________________________________
     364 Day Commitment
     ------------------
     $5,600,000                  Address:
                                 Agri Business Division - 111/18W
Initial Commitment Percentage:   111 W. Monroe
14%                              Chicago, IL 60690
                                 Attn: Carl Blackham
                                 Phone: 312/461-3795
                                 Fax: 312/765-8095

                                 RABOBANK NEDERLAND
Committed Amount:
- ----------------
$12,500,000
                                 By:_______________________________________
     Three Year Commitment
     ---------------------
     $8,500,000                  Title:____________________________________
     364 Day Commitment
     ------------------
     $4,000,000                  Address:
                                 One Atlantic Center, Suite 3450
Initial Commitment Percentage:   1201 West Peachtree Street
10%                              Atlanta, Georgia 30309-3400
                                 Attn: Garry C. Weiss
                                 Phone: 404/877-9101
                                 Fax: 404/877-9150